
                                                                     Exhibit 4.2
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                           CONSTELLATION BRANDS, INC.,

                                    as Issuer
                                       ------

                                 ALLBERRY, INC.
                               BARTON BEERS, LTD.
                               BARTON BRANDS, LTD.
                        BARTON BRANDS OF CALIFORNIA, INC.
                         BARTON BRANDS OF GEORGIA, INC.
                               BARTON CANADA, LTD.
                         BARTON DISTILLERS IMPORT CORP.
                          BARTON FINANCIAL CORPORATION
                               BARTON INCORPORATED
                           BATAVIA WINE CELLARS, INC.
                                CANANDAIGUA B.V.
                           CANANDAIGUA EUROPE LIMITED
                               CANANDAIGUA LIMITED
                         CANANDAIGUA WINE COMPANY, INC.
                             CLOUD PEAK CORPORATION
                           FRANCISCAN VINEYARDS, INC.
                                M.J. LEWIS CORP.
                             MT. VEEDER CORPORATION
                             MONARCH IMPORT COMPANY
                               POLYPHENOLICS, INC.
                             RAVENSWOOD WINERY, INC.
                              ROBERTS TRADING CORP.
                           STEVENS POINT BEVERAGE CO.,

                                  as Guarantors
                                     ----------

                                       and

                           BNY MIDWEST TRUST COMPANY,

                                   as Trustee
                                      -------

                              _____________________

                          Supplemental Indenture No. 7

                          Dated as of January 23, 2002

                              _____________________


                    8 1/8% Senior Subordinated Notes due 2012

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

                                TABLE OF CONTENTS
                                -----------------
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                                                                            Page
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
                                   ARTICLE ONE

                       RELATION TO INDENTURE; DEFINITIONS

SECTION 1.1.    Relation to Indenture.......................................  2
SECTION 1.2.    Definitions.................................................  2

                                   ARTICLE TWO

                          THE SERIES OF DEBT SECURITIES

SECTION 2.1.    Title of the Debt Securities................................  20
SECTION 2.2.    Limitation on Aggregate Principal Amount...................   21
SECTION 2.3.    Interest and Interest Rates; Maturity Date of Notes.........  21
SECTION 2.4.    Optional Redemption.........................................  21
SECTION 2.5.    Sinking Fund................................................  22
SECTION 2.6.    Method of Payment...........................................  22
SECTION 2.7.    Currency....................................................  22
SECTION 2.8.    Registered Securities; Global Form..........................  23
SECTION 2.9.    Form of Notes...............................................  23

                                  ARTICLE THREE

                                    COVENANTS

SECTION 3.1.    Payment of Taxes and Other Claims...........................  23
SECTION 3.2.    Maintenance of Properties...................................  24
SECTION 3.3.    Insurance...................................................  24
SECTION 3.4.    Limitation on Indebtedness..................................  24
SECTION 3.5.    Limitation on Restricted Payments...........................  27
SECTION 3.6.    Limitation on Transactions with Affiliates..................  31
SECTION 3.7.    Limitation on Senior Subordinated Indebtedness..............  32
SECTION 3.8.    Limitation on Liens.........................................  32
SECTION 3.9.    Limitation on Sale of Assets................................  34
SECTION 3.10.   Limitation on Guarantees by Restricted Subsidiaries.........  39
SECTION 3.11.   Purchase of Notes upon a Change of Control..................  40
SECTION 3.12.   Limitation on Restricted Subsidiary Capital Stock...........  44

SECTION 3.13.   Limitation on Dividends and Other Payment Restrictions
                  Affecting Restricted Subsidiaries.........................  45
SECTION 3.14.   Designation of Unrestricted Subsidiaries....................  46
SECTION 3.15.   Provision of Financial Statements...........................  47
SECTION 3.16.   Statement by Officers as to Default.........................  48
SECTION 3.17.   Waiver of Certain Covenants.................................  48

                                  ARTICLE FOUR

                     SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 4.1.    Satisfaction and Discharge of Indenture.....................  49
SECTION 4.2.    Application of Trust Money..................................  50
SECTION 4.3.    Termination of Company's Obligations........................  51
SECTION 4.4.    Application of Trust Money..................................  52
SECTION 4.5.    Repayment to Company........................................  53
SECTION 4.6.    Reinstatement...............................................  53

                                  ARTICLE FIVE

                                    REMEDIES

SECTION 5.1.    Events of Default...........................................  54
SECTION 5.2.    Acceleration of Maturity; Rescission and Annulment..........  56

                                   ARTICLE SIX

                             CONSOLIDATION, MERGER,
                          CONVEYANCE, TRANSFER OR LEASE

SECTION 6.1.    Company or Any Guarantor May Consolidate, etc., Only on
                  Certain Terms.............................................  58
SECTION 6.2.    Successor Substituted.......................................  60

                                  ARTICLE SEVEN

                             SUBORDINATION OF NOTES

SECTION 7.1.    Notes Subordinated to Senior Indebtedness...................  61
SECTION 7.2.    No Payment on Notes in Certain Circumstances................  61

SECTION 7.3.    Payment Over of Proceeds upon Dissolution, etc..............  63
SECTION 7.4.    Subrogation.................................................  64
SECTION 7.5.    Obligations of Company Unconditional........................  65
SECTION 7.6.    Notice to Trustee...........................................  65
SECTION 7.7.    Reliance on Judicial Order or Certificate of Liquidating
                  Agent.....................................................  66
SECTION 7.8.    Trustee's Relation to Senior Indebtedness...................  67
SECTION 7.9.    Subordination Rights Not Impaired by Acts or Omissions of
                  the Company or Holders of Senior Indebtedness.............  67
SECTION 7.10.   Holders Authorize Trustee To Effectuate Subordination of
                  Notes.....................................................  68
SECTION 7.11.   This Article Not To Prevent Events of Default...............  68
SECTION 7.12.   Trustee's Compensation Not Prejudiced.......................  68
SECTION 7.13.   No Waiver of Subordination Provisions.......................  68
SECTION 7.14.   Subordination Provisions Not Applicable to Money Held in
                  Trust for Holders; Payments May Be Paid Prior to
                  Dissolution...............................................  69
SECTION 7.15.   Acceleration of Notes.......................................  69

                                  ARTICLE EIGHT

                           SUBORDINATION OF GUARANTEE

SECTION 8.1.    Guarantee Obligations Subordinated to Guarantor Senior
                  Indebtedness..............................................  69
SECTION 8.2.    No Payment on Guarantees in Certain Circumstances...........  70
SECTION 8.3.    Payment Over of Proceeds upon Dissolution, etc..............  71
SECTION 8.4.    Subrogation.................................................  73
SECTION 8.5.    Obligations of Guarantors Unconditional.....................  74
SECTION 8.6.    Notice to Trustee...........................................  74
SECTION 8.7.    Reliance on Judicial Order or Certificate of Liquidating
                  Agent.....................................................  75
SECTION 8.8.    Trustee's Relation to Guarantor Senior Indebtedness.........  76
SECTION 8.9.    Subordination Rights Not Impaired by Acts or Omissions of
                  the Guarantors or Holders of Guarantor Senior
                  Indebtedness..............................................  76
SECTION 8.10.   Holders Authorize Trustee To Effectuate Subordination of
                  Guarantee.................................................  76
SECTION 8.11.   This Article Not To Prevent Events of Default...............  77

SECTION 8.12.   Trustee's Compensation Not Prejudiced.......................  77
SECTION 8.13.   No Waiver of Guarantee Subordination Provisions.............  77
SECTION 8.14.   Payments May Be Paid Prior to Dissolution...................  78

                                  ARTICLE NINE

                            MISCELLANEOUS PROVISIONS

SECTION 9.1.    Ratification of Indenture...................................  78
SECTION 9.2.    Governing Law...............................................  78
SECTION 9.3.    Counterparts................................................  78

                                   ARTICLE TEN

                                   GUARANTEES

SECTION 10.1.   Guarantors' Guarantee.......................................  79
SECTION 10.2.   Continuing Guarantee; No Right of Set-Off; Independent
                  Obligation................................................  79
SECTION 10.3.   Guarantee Absolute..........................................  80
SECTION 10.4.   Right To Demand Full Performance............................  83
SECTION 10.5.   Waivers.....................................................  83
SECTION 10.6.   The Guarantors Remain Obligated in Event the Company Is
                  No Longer Obligated to Discharge Indenture Obligations....  84
SECTION 10.7.   Fraudulent Conveyance; Subrogation..........................  84
SECTION 10.8.   Guarantee Is in Addition to Other Security..................  85
SECTION 10.9.   Release of Security Interests...............................  85
SECTION 10.10.  No Bar to Further Actions...................................  85
SECTION 10.11.  Failure To Exercise Rights Shall Not Operate as a Waiver;
                  No Suspension of Remedies.................................  85
SECTION 10.12.  Trustee's Duties; Notice to Trustee.........................  86
SECTION 10.13.  Successors and Assigns......................................  86
SECTION 10.14.  Release of Guarantee........................................  86
SECTION 10.15.  Execution of Guarantee......................................  87

                                 ARTICLE ELEVEN

                             SUPPLEMENTAL INDENTURES
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
SECTION 11.1.   Supplemental Indentures and Agreements Without Consent
                  of Holders................................................  87
SECTION 11.2.   Supplemental Indentures and Agreements with Consent
                  of Holders................................................  89
SECTION 11.3.   Effect on Senior Indebtedness...............................  90


Exhibit A       Form of Note
Exhibit B       Form of Intercompany Note
Exhibit C       Form of Guarantee

          SUPPLEMENTAL INDENTURE NO. 7, dated as of January 23, 2002 (the "Supplemental Indenture"), between CONSTELLATION BRANDS, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), the guarantors named herein and from time to time parties hereto, and BNY MIDWEST TRUST COMPANY, an Illinois banking corporation, as Trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

          WHEREAS, the Company has heretofore delivered to the Trustee an Indenture dated as of February 25, 1999 (the "Initial Indenture"), a form of which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, as an exhibit to the Company's Registration Statement on Form S-3 (Registration No. 333-67037), as supplemented by Supplemental Indenture No. 3 dated as of August 6, 1999 (the "Third Supplemental Indenture") and Supplemental Indenture No. 6 dated as of August 21, 2001 (the "Sixth Supplemental Indenture" and, together with the Initial Indenture and the Third Supplemental Indenture, the "Indenture"), providing for the issuance from time to time of Debt Securities of the Company.

          WHEREAS, Sections 2.1 and 2.2 of the Indenture provide for various matters with respect to any series of Debt Securities issued under the Indenture to be established in an indenture supplemental to the Indenture.

          WHEREAS, Section 12.1 of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Debt Securities of any series as provided by Sections 2.1 and 2.2 of the Indenture.

          WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

          NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the series of Debt Securities provided for herein by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE ONE

                       RELATION TO INDENTURE; DEFINITIONS
                       ----------------------------------

          SECTION 1.1. Relation to Indenture.
                       ---------------------

          This Supplemental Indenture constitutes an integral part of the Indenture.

          SECTION 1.2. Definitions.
                       -----------

          For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

          (1) Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Indenture;

          (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and

          (3) To the extent terms defined herein differ from the Indenture the terms defined herein will govern.

          "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

          "Affiliate" means, with respect to any specified Person: (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person that owns, directly or indirectly, 5% or more of such Person's Capital Stock or any officer or director of any such Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or (iii) any other Person 10% or more of the voting Capital Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions of: (i) any Capital Stock of any Restricted Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or its Restricted Subsidiaries; or (iii) any other properties or assets of the Company or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (x) any transfer of properties and assets (A) that is governed by Section 6.1(a) or (B) that is of the Company to any Restricted Subsidiary, or of any Subsidiary to the Company or any Subsidiary in accordance with the terms of this Supplemental Indenture and the Indenture or (y) transfers of properties and assets in any given fiscal year with an aggregate Fair Market Value of less than $3,000,000.

          "Asset Swap" means the execution of a definitive agreement, subject only to customary closing conditions that the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of Productive Assets between the Company or any of its Restricted Subsidiaries and another Person or group of affiliated Persons; it being understood that an Asset Swap may include a cash equalization payment made in connection therewith provided that such cash payment, if received by the Company or its Subsidiaries, shall be deemed to be proceeds received from an Asset Sale and applied in accordance with Section 3.9.

          "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

          "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States Federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

          "Borrowing Base" means the sum of (i) 85% of accounts receivable of the Company and its Subsidiaries and (ii) 50% of the net book value of the inventory of the Company and its Subsidiaries, in each case, as determined on a consolidated basis in accordance with GAAP.

          "Capital Lease Obligation" means any obligations of the Company and its Restricted Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

          "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock.

           "Change of Control" shall mean the occurrence of any of the following events:

          (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the voting power of the total outstanding Voting Stock of the Company voting as one class, provided that the Permitted Holders "beneficially own" (as so defined) a percentage of Voting Stock having a lesser percentage of the voting power than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company;

          (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office;

          (iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or where (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment in accordance with Section 3.5 (and such amount shall be treated as a Restricted Payment subject to the provisions set forth in
     Section 3.5) and (B) no "person" or "group" other than Permitted Holders owns immediately after such transaction, directly or indirectly, more than the greater of (1) 30% of the voting power of the total outstanding Voting Stock of the surviving corporation voting as one class and (2) the percentage of such voting power of the surviving corporation held, directly or indirectly, by Permitted Holders immediately after such transaction; or

          (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described in Section 6.1.

          "Change of Control Offer" shall have the meaning set forth in Section 3.11(a).

          "Change of Control Purchase Date" shall have the meaning set forth in
Section 3.11(a).

          "Change of Control Purchase Notice" shall have the meaning set forth in Section 3.11(b).

          "Change of Control Purchase Price" shall have the meaning set forth in
Section 3.11(a).

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Supplemental Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Company" means Constellation Brands, Inc., a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of this Supplemental Indenture or the Indenture, and thereafter "Company" shall mean such successor Person.

          "Consolidated Fixed Charge Coverage Ratio" of the Company means, for any period, the ratio of (a) the sum of Consolidated Net Income (Loss), Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges deducted in computing Consolidated Net Income (Loss) in each case, for such period, of the Company and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP to (b) the sum of Consolidated Interest Expense for such period and cash and non-cash dividends paid on any Preferred Stock of the Company and its Restricted Subsidiaries during such period; provided that (i) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate, shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying at the option of the Company, either the fixed or floating rate and
(ii) in making such computation, the Consolidated Interest Expense of the Company attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

          "Consolidated Income Tax Expense" means for any period, as applied to the Company, the provision for federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP on a Consolidated basis.

          "Consolidated Interest Expense" of the Company means, without duplication, for any period, the sum of (a) the interest expense of the Company and its Restricted Subsidiaries for such period, on a Consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net cost under interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and (iv) accrued interest, plus (b) (i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period and (ii) all capitalized interest of the Company and its Restricted Subsidiaries, in each case as determined in accordance with GAAP on a Consolidated basis. Whenever pro forma effect is to be given to an acquisition or disposition of assets for the purpose of calculating the Consolidated Fixed Charge Coverage Ratio, the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection with such acquisition or disposition of assets shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, as in effect on the date of such calculation.

          "Consolidated Net Income (Loss)" of the Company means, for any period, the Consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP on a Consolidated basis, adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication: (i) all extraordinary gains or losses (less all fees and expenses relating thereto); (ii) the portion of net income (or loss) of the Company and its Restricted Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by the Company or one of its Restricted Subsidiaries; (iii) net income (or loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination; (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan; (v) net gains (but not losses) (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business; or (vi) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders. Whenever pro forma effect is to be given to an acquisition or disposition of assets for the purpose of calculating the Consolidated Fixed Charge Coverage Ratio, the amount of income or earnings related to such assets shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, as in effect on the date of such calculation.

          "Consolidated Net Tangible Assets" means with respect to any Person, as of any date of determination, the book value of such Person's total assets, less goodwill, deferred financing costs and other intangibles and less accumulated amortization, shown on the most recent balance sheet of such Person, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Worth" of any Person means the Consolidated stockholders' equity (excluding Redeemable Capital Stock) of such Person and its subsidiaries, as determined in accordance with GAAP on a Consolidated basis.

          "Consolidated Non-cash Charges" of the Company means, for any period, the aggregate depreciation, amortization and other non-cash charges of the Company and its Restricted Subsidiaries for such period, as determined in accordance with GAAP on a Consolidated basis (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

          "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" shall have a similar meaning.

          "Credit Agreement" means the Credit Agreement dated as of October 6, 1999, as amended by Amendment No. 1 thereto on February 13, 2001, Amendment No. 2 thereto on May 16, 2001, Amendment No. 3 thereto on September 7, 2001 and Amendment No. 4 thereto on January 15, 2002, between the Company, the Subsidiaries of the Company identified on the signature pages thereof, the lenders named therein and JP Morgan Chase Bank (successor to The Chase Manhattan
Bank), as Administrative Agent, The Bank of Nova Scotia, as Syndication Agent, and Credit Suisse First Boston Corporation and Citicorp USA, Inc., as Co-Documentation Agents, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof or amendments, modifications or supplements thereto and any agreements therefor (including any of the foregoing that increase the principal amount of Indebtedness or the commitments to lend thereunder and have been made in compliance with the provisions of Section 3.4; provided that, for purposes of the definition of "Permitted Indebtedness," no such increase may result in the principal amount of Indebtedness of the Company under the Credit Agreement exceeding the amount permitted by subparagraph (b)(i) of Section 3.4), whether by or with the same or any other lender, creditor, group of lenders or group of creditors, and including related notes, guarantees and note agreements and other instruments and agreements executed in connection therewith.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Defeasance Trust Payment" has the meaning set forth in Section
7.2(a).

          "Deficiency" has the meaning set forth in Section 3.9(c).

          "Depositary" or "DTC" has the meaning set forth in Section 2.6.

          "Designated Guarantor Senior Indebtedness" means, with respect to any Guarantor, (i) any Indebtedness of such Guarantor outstanding under the Credit Agreement and (ii) any other Guarantor Senior Indebtedness of such Guarantor which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $50,000,000 if the instrument governing such other Guarantor Senior Indebtedness expressly states that such Indebtedness is "Designated Guarantor Senior Indebtedness" for purposes of the Indenture.

          "Designated Senior Indebtedness" means (i) any Indebtedness outstanding under the Credit Agreement and (ii) any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $50,000,000 if the instrument governing such other Senior Indebtedness expressly states that such Indebtedness is "Designated Senior Indebtedness" for purposes of this Supplemental Indenture.

          "Designation" has the meaning set forth in Section 3.14.

          "Designation Amounts" has the meaning set forth in Section 3.14.

          "Domestic Restricted Subsidiary" means a Restricted Subsidiary of the Company organized under the laws of the United States or any political subdivision thereof or the operations of which are located substantially inside the United States.

          "Excess Proceeds" has the meaning set forth in Section 3.9(b).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

          "Foreign Restricted Subsidiary" means a Restricted Subsidiary of the Company not organized under the laws of the United States or any political subdivision thereof and the operations of which are located substantially outside of the United States.

          "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of this Supplemental Indenture.

          "Guarantee" means the guarantee by each Guarantor of the Company's Indenture Obligations pursuant to a guarantee given in accordance with this Supplemental Indenture, including the Guarantees by the Guarantors and any Guarantee delivered pursuant to provisions of Section 3.10.

          "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness contained in this Section 1.2 guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

          "Guarantor" means the Subsidiaries listed on the signature pages of this Supplemental Indenture as guarantors and each other Subsidiary required to become a Guarantor after the Issue Date pursuant to Section 3.10.

          "Guarantor Blockage Period" has the meaning set forth in Section
8.2(a).

          "Guarantor Payment Blockage Notice" has the meaning set forth in
Section 8.2(a).

          "Hedging Agreement" means, with respect to any Person, all interest rate swap or similar agreements or foreign currency or commodity hedge, exchange or similar agreements of such Person.

          "Hedging Obligations" means, with respect to any Person, the Obligations of such Person under Hedging Agreements.

          "Holders" mean the registered holders of the Notes.

          "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of any Acquired Person or any of its Subsidiaries existing at the time such Acquired Person becomes a Subsidiary (or is merged into or consolidated with the Company or any Subsidiary), whether or not such Indebtedness was Incurred in connection with, as a result of, or in contemplation of, such Acquired Person becoming a Subsidiary (or being merged into or consolidated with the Company or any Subsidiary), shall be deemed Incurred at the time any such Acquired Person becomes a Subsidiary or merges into or consolidates with the Company or any Subsidiary.

          "Indebtedness" means, with respect to any Person, without duplication,
(i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all Hedging Obligations of such Person, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, (viii) all Redeemable Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (viii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

               "Indenture Obligations" means the obligations of the Company and any other obligor under this Supplemental Indenture or under the Notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Supplemental Indenture, the Notes and the performance of all other obligations to the Trustee and the Holders under this Supplemental Indenture and the Notes, according to the terms hereof or thereof.

               "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

               "Interest Payment Date" has the meaning set forth in Section 2.3.

               "Investment Company Act" has the meaning set forth in Section
4.3.

               "Investments" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

               "Issue Date" means the original issue date of the initial Notes issued under this Supplemental Indenture.

               "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

               "Maturity" when used with respect to any Note means the date on which the principal of such Note becomes due and payable as therein provided or as provided in this Supplemental Indenture, whether at Stated Maturity, the Offer Date or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control, call for redemption or otherwise.

               "Net Cash Proceeds" means (a) with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other actual fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock, as referred to in Section 3.5, the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorneys' fees, accountants' fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

               "Note Amount" has the meaning specified in Section 3.9(c).

               "Notes" has the meaning specified in Section 2.1.

               "Obligations" means any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

               "Offer" has the meaning set forth in Section 3.9(c).

               "Offer Date" has the meaning set forth in Section 3.9(c).

               "Offered Price" has the meaning set forth in Section 3.9(c).

               "Other Indebtedness" has the meaning set forth in Section 3.10.

               "Outstanding Senior Subordinated Notes" means the Company's 8 3/4% Senior Subordinated Notes due 2003 and 8 1/2% Senior Subordinated Notes due 2009.

               "Pari Passu Debt Amount" has the meaning specified in Section 3.9(c).

               "Pari Passu Indebtedness" means any Indebtedness of the Company or a Guarantor that is pari passu in right of payment with the Notes or a Guarantee, as the case may be.

               "Pari Passu Offer" has the meaning set forth in Section 3.9(c).

               "Payment Blockage Notice" has the meaning set forth in Section 7.2(a).

               "Payment Blockage Period" has the meaning set forth in Section 7.2(a).

               "Permitted Holders" means as of the date of determination (i) Marilyn Sands, Richard Sands and Robert Sands; (ii) family members or the relatives of the persons described in clause (i) or the Mac and Sally Sands Foundation, Incorporated; (iii) any trusts created for the benefit of the Persons described in clause (i), (ii) or (v) or for the benefit of Andrew Stern or any trust for the benefit of any such trust; (iv) any partnerships that are controlled by (and a majority of the partnership interests in which are owned by) any of the Persons described in clause (i), (ii), (iii) or (v) or by any partnership that satisfies the conditions of this clause (iv); or (v) in the case of Marvin Sands and in the event of the incompetence or death of any of the persons described in clauses (i) and (ii), such person's estate, executor, administrator, committee or other personal representative or beneficiaries, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company.

               "Permitted Indebtedness" has the meaning set forth in Section
3.4.

               "Permitted Investment" means (i) Investments in any Wholly Owned Restricted Subsidiary or any Person which, as a result of such Investment, becomes a Wholly Owned Restricted Subsidiary; (ii) Indebtedness of the Company or a Restricted Subsidiary described under clauses (iv) and (v) of the definition of "Permitted Indebtedness"; (iii) Temporary Cash Investments; (iv) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under Section 3.9 to the extent such Investments are non-cash proceeds as permitted under such covenant; (v) guarantees of Indebtedness otherwise permitted by this Supplemental Indenture; (vi) Investments in existence as of the Indenture; and (vii) Investments in joint ventures in an aggregate amount not to exceed at any one time the greater of (x) $50,000,000 and (y) 5.0% of Consolidated Net Tangible Assets.

               "Permitted Junior Securities" means any securities of the Company or any successor corporation provided for by a plan of reorganization or readjustment that are (i) equity securities without special covenants or (ii) debt securities expressly subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Notes are subordinated as provided in this Supplemental Indenture, in any event pursuant to a court order so providing and as to which (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Notes on the date of this Supplemental Indenture, (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Notes on the date of this Supplemental Indenture and (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness (as modified by the plan of reorganization or readjustment pursuant to which such securities are issued).

               "Permitted Payment" has the meaning set forth in Section 3.5.

               "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

               "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

               "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred stock, whether now outstanding, or issued after the date of the Issue Date, and including, without limitation, all classes and series of preferred or preference stock.

               "Productive Assets" means assets of a kind used or usable by the Company and its Restricted Subsidiaries in their respective businesses (including, without limitation, contracts, leases, licenses or other agreements of value to the Company or any of its Restricted Subsidiaries), provided, however, that productive assets to be acquired by the Company or any Restricted Subsidiary shall be, in the good faith judgment of management of the Company or such Restricted Subsidiary, assets which are reasonably related, ancillary or complementary to the business of the Company and its Restricted Subsidiaries as conducted on the Issue Date.

               "Public Equity Offering" means, with respect to the Company, an underwritten public offering of Qualified Capital Stock of the Company pursuant to an effective registration statement filed under the Securities Act (excluding registration statements filed on Form S-8).

               "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

               "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event (other than as a result of a change of control provision sub-stantially similar to that contained in Section 3.11) or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

          "Required Filing Dates" has the meaning set forth in Section 3.15.

          "Restricted Payment" has the meaning set forth in Section 3.5.

          "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a resolution of the Board of Directors of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to Section 3.14. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

          "Revocation" has the meaning set forth in Section 3.14.

          "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which the Company or a Restricted Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Guarantor Indebtedness" means, at any date, (a) all Obligations of the Guarantors under the Credit Agreement; provided, however, that any Indebtedness under any refinancing, refunding or replacement of the Credit Agreement shall not constitute Senior Guarantor Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of any Guarantor; (b) all Hedging Obligations of the Guarantors; (c) all Obligations of the Guarantors under stand-by letters of credit; and (d) all other Indebtedness of the Guarantors for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness, unless the instrument under which such Indebtedness of the Guarantors for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Senior Guarantor Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any Obligation for Federal, state, local or other taxes; (b) any Indebtedness among or between the Guarantors and any Subsidiary of the Guarantors or any Affiliate of the Guarantors or any of such Affiliate's Subsidiaries, unless and for so long as such Indebtedness has been pledged to secure obligations under or in respect of Senior Guarantor Indebtedness; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) that portion of any Indebtedness that is Incurred in violation of the Indenture;
(e) Indebtedness evidenced by the Notes; (f) Indebtedness of the Guarantors that is expressly subordinate or junior in right of payment to any other Indebtedness of the Guarantors; (g) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capital Lease Obligations) or management agreements; (h) any obligation that by operation of law is subordinate to any general unsecured obligations of the Guarantors; (i) Indebtedness represented by the Outstanding Senior Subordinated Notes; (j) Indebtedness incurred by the Guarantors as part of the purchase price of the acquisition of assets or a business; and (k) Indebtedness of the Guarantors to the extent such Indebtedness is owed to and held by any Federal, state, local or other governmental authority.

          "Senior Indebtedness" means, at any date, (a) all Obligations of the Company under the Credit Agreement; provided, however, that any Indebtedness under any refinancing, refunding or replacement of the Credit Agreement shall not constitute Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of the Company; (b) all Hedging Obligations of the Company; (c) all Obligations of the Company under stand-by letters of credit; and (d) all other Indebtedness of the Company for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness, unless the instrument under which such Indebtedness of the Company for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any Obligation for Federal, state, local or other taxes; (b) any Indebtedness among or between the Company and any Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate's Subsidiaries, unless and for so long as such Indebtedness has been pledged to secure obligations under or in respect of Senior Indebtedness; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) that portion of any Indebtedness that is Incurred in violation of the Indenture; (e) Indebtedness evidenced by the Notes; (f) Indebtedness of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company; (g) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capital Lease Obligations) or management agreements; (h) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company; (i) Indebtedness represented by the Outstanding Senior Subordinated Notes; (j) Indebtedness incurred by the Company as part of the purchase price of the acquisition of assets or a business; and (k) Indebtedness of the Company to the extent such Indebtedness is owed to and held by any Federal, state, local or other governmental authority.

          "Stated Maturity" when used with respect to any Indebtedness or any installment of interest thereon, means the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

          "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor subordinated in right of payment to the Notes, the Outstanding Senior Subordinated Notes or a Guarantee, as the case may be.

          "Subsidiary" means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

          "Temporary Cash Investments" means: (i) any evidence of Indebtedness of a Person, other than the Company or its Subsidiaries, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. ("Moody's") or any successor rating agency or "A-1" (or higher) according to Standard and Poor's Corporation ("S&P") or any successor rating agency, (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500,000,000.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

          "United States Government Obligations" means direct non-callable obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged.

          "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to Section 3.14. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of Section 3.14.

          "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and up to 5% of the issued and outstanding Capital Stock which may be owned by executive officers of such Subsidiary) is owned by the Company or another Wholly Owned Restricted Subsidiary.

                                   ARTICLE TWO

                          THE SERIES OF DEBT SECURITIES
                          -----------------------------

          SECTION 2.1. Title of the Debt Securities.
                       ----------------------------

          There shall be a series of Debt Securities designated the "8 1/8% Senior Subordinated Notes due 2012" (the "Notes").

          SECTION 2.2. Limitation on Aggregate Principal Amount.
                       ----------------------------------------

          The aggregate principal amount of the Notes shall not be limited. The Company shall not execute and the Trustee shall not authenticate or deliver Notes except as permitted by the terms of this Section 2.2 and the Indenture; provided, however, that in no event shall the Company execute or the Trustee authenticate any Notes unless the issuance of such Notes is in compliance with the terms of Section 3.4 of this Supplemental Indenture.

          SECTION 2.3. Interest and Interest Rates; Maturity Date of Notes.
                       ---------------------------------------------------

          The Notes will mature on January 15, 2012 and will be unsecured senior subordinated obligations of the Company. Each Note will bear interest at the rate of 8 1/8% per annum from January 23, 2002 or from the most recent interest payment date to which interest has been paid, payable semi-annually on January 15 and July 15 in each year (each an "Interest Payment Date"), commencing July 15, 2002, to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the January 1 or July 1 next preceding such interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest so payable on any Note which is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Person in whose name such Note is registered on the relevant regular record date, and such defaulted interest shall instead be payable to the Person in whose name such Note is registered on the special record date or other specified date determined in accordance with the Indenture.

          If any Interest Payment Date or Stated Maturity falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Stated Maturity, as the case may be.

          SECTION 2.4. Optional Redemption.
                       -------------------

          The Notes may not be redeemed prior to January 15, 2007 except to the extent permitted in connection with a Public Equity Offering as described in the Form of Note attached hereto as Exhibit A. On or after January 15, 2007 the Company will have the right to redeem all or any part of the Notes at the Redemption Prices set forth in the Form of Note attached hereto as Exhibit A.

          In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; provided, further, however, that if a partial redemption is made with the net cash proceeds of a Public Equity Offering by the Company, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless such method is otherwise prohibited. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

          SECTION 2.5. Sinking Fund.
                       ------------

          The Notes are not entitled to the benefit of any sinking fund.

          SECTION 2.6. Method of Payment.
                       -----------------

          Settlement for the Notes will be made in same day funds. All payments of principal and interest will be made by the Company in same day funds. The Notes will trade in the Same-Day Funds Settlement System of The Depository Trust Company (the "Depositary" or "DTC") until maturity, and secondary market trading activity for the Notes will therefore settle in same day funds.

          Principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Company in the City of New York maintained for such purposes (which initially will be the Trustee); provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register.

          SECTION 2.7. Currency.
                       --------

          Principal and interest on the Notes shall be payable in United States Dollars or in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          SECTION 2.8. Registered Securities; Global Form.
                       ----------------------------------

          The Notes shall be issuable only in fully registered form without coupons, in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith. The depository for the Notes shall be the DTC. The Notes shall not be issuable in definitive form.

          SECTION 2.9. Form of Notes.
                       -------------

          The Notes shall be substantially in the form attached as Exhibit A hereto.

                                  ARTICLE THREE

                                    COVENANTS
                                    ---------

          The following covenants shall apply to the Notes (but not with respect to any other series of Debt Securities), and are in addition to the covenants set forth in Article IV of the Indenture. With respect to the Notes (but not with respect to any other series of Debt Securities), to the extent inconsistent with the covenants contained in Article IV of the Indenture the covenants set forth in this Supplemental Indenture shall govern.

          SECTION 3.1. Payment of Taxes and Other Claims.
                       ---------------------------------

          The Company will pay or discharge or cause to be paid or discharged, on or before the date the same shall become due and payable, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary shown to be due on any return of the Company or any Restricted Subsidiary or otherwise assessed or upon the income, profits or property of the Company or any Restricted Subsidiary if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company or any Guarantor to perform its obligations hereunder and (b) all lawful claims for labor, materials and supplies, which, if unpaid, would by law become a Lien upon the property of the Company or any Restricted Subsidiary, except for any Lien permitted to be incurred under
Section 3.8, if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company or any Guarantor to perform its obligations hereunder; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP consistently applied.

          SECTION 3.2. Maintenance of Properties.
                       -------------------------

          The Company will cause all material properties owned by the Company or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be consistent with sound business practice and necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary and not reasonably expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

          SECTION 3.3. Insurance.
                       ---------

          The Company will at all times keep all of its and its Restricted Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

          SECTION 3.4. Limitation on Indebtedness.
                       --------------------------

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including any Acquired Indebtedness), except that the Company and any Guarantor may Incur Indebtedness (including any Acquired Indebtedness) and any Restricted Subsidiary that is not a Guarantor may Incur Acquired Indebtedness if, in each case, the Consolidated Fixed Charge Coverage Ratio for the Company for the four full fiscal quarters immediately preceding the Incurrence of such Indebtedness taken as one period (and after giving pro forma effect to

          (i) the Incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was Incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period;

          (ii) the Incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was Incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period);

          (iii) in the case of Acquired Indebtedness, the related acquisition as if such acquisition occurred at the beginning of such four-quarter period; and

          (iv) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition had been consummated on the first day of such four-quarter period)

is equal to at least 2.00:1.00.

          (b) The foregoing limitation will not apply to the Incurrence of any of the following (collectively "Permitted Indebtedness"):

          (i) Indebtedness of the Company and any Restricted Subsidiary under the Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed an amount equal to the greater of (x) $1,000,000,000, minus the amount of any repayment of such Indebtedness under the Credit Agreement pursuant to Section 3.9, and (y) the Borrowing Base;

          (ii) Indebtedness of the Company pursuant to the Notes and other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date (other than Indebtedness under the Credit Agreement);

          (iii) Indebtedness of any Guarantor pursuant to a Guarantee;

          (iv) Indebtedness of the Company owing to a Restricted Subsidiary; provided that any Indebtedness of the Company owing to a Restricted Subsidiary that is not a Guarantor is made pursuant to an intercompany note in the form attached to this Supplemental Indenture as Exhibit B and is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company's obligations under the Notes; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Restricted Subsidiary or a pledge to or for the benefit of the lenders under the Credit Agreement) shall be deemed to be an Incurrence of such Indebtedness by the obligor not permitted by this clause
     (iv);

          (v) Indebtedness of a Restricted Subsidiary owing to the Company or a Wholly Owned Restricted Subsidiary; provided that, with respect to Indebtedness owing to a Wholly Owned Restricted Subsidiary that is not a Guarantor, (x) any such Indebtedness is made pursuant to an intercompany note in the form attached to this Supplemental Indenture as Exhibit B and
     (y) any such Indebtedness shall be subordinated in right of payment from and after such time as the obligations under the Guarantee by such Wholly Owned Restricted Subsidiary shall become due and payable to the payment and performance of such Wholly Owned Restricted Subsidiary's obligations under its Guarantee; provided further that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Restricted Subsidiary or a pledge to or for the benefit of the lenders under the Credit Agreement) shall be deemed to be an Incurrence of such Indebtedness by the obligor not permitted by this clause (v), and (b) any transaction pursuant to which any Restricted Subsidiary which has Indebtedness owing to the Company or any other Restricted Subsidiary, ceases to be a Restricted Subsidiary shall be deemed to be the Incurrence of Indebtedness by such Restricted Subsidiary that is not permitted by this clause (v);

          (vi) guarantees of any Restricted Subsidiary made in accordance with the provisions of Section 3.10 of this Supplemental Indenture;

          (vii) Hedging Obligations of the Company or any Guarantor entered into in the ordinary course of business (and not for speculative purposes) designed to protect against fluctuations in: (x) interest rates in respect of Indebtedness of the Company or any of its Restricted Subsidiaries, as long as such obligations at the time Incurred do not exceed the aggregate principal amount of such Indebtedness then outstanding or in good faith anticipated to be outstanding within 90 days of such Incurrence, (y) currencies or (z) commodities;

          (viii) any renewals, extensions, substitutions, refundings, refinancings or replacements (each, a "refinancing") of any Indebtedness described in clauses (ii) and (iii) of this definition of "Permitted Indebtedness," including any successive refinancings so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing plus the lesser of (1) the stated amount of any premium, interest or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (2) the amount of premium, interest or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing and, in the case of Pari Passu Indebtedness or Subordinated Indebtedness, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness; and

          (ix) Indebtedness, in addition to that described in clauses (i) through (viii) of this definition of "Permitted Indebtedness," and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, not to exceed $75,000,000 outstanding at any one time in the aggregate.

          SECTION 3.5. Limitation on Restricted Payments.
                       ---------------------------------

          (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

          (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Company's Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire such Qualified Capital Stock);

          (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of the Capital Stock of the Company or any Affiliate thereof (other than any Wholly Owned Restricted Subsidiary of the Company) or options, warrants or other rights to acquire such Capital Stock;

          (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund or maturity, any Subordinated Indebtedness;

          (iv) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than the Company or any of its Restricted Subsidiaries) or purchase, redeem or otherwise acquire or retire for value any Capital Stock of any Restricted Subsidiary held by any Person (other than the Company or any of its Wholly Owned Restricted Subsidiaries);

          (v) Incur, create or assume any guarantee of Indebtedness of any Affiliate (other than a Wholly Owned Restricted Subsidiary of the Company); or

          (vi) make any Investment in any Person (other than any Permitted Investments);

(any of the foregoing payments described in clauses (i) through (vi), other than any such action that is a Permitted Payment, collectively, "Restricted Payments") unless after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Certified Resolution), (1) no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an "event of default" under the terms of any Indebtedness of the Company or its Restricted Subsidiaries; (2) immediately before and immediately after giving effect to such transaction on a pro forma basis, the Company could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions contained in Section 3.4; and (3) the aggregate amount of all such Restricted Payments declared or made after the date of this Supplemental Indenture does not exceed the sum of:

          (A) 50% of the aggregate cumulative Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning December 1, 1998 and ending on the last day of the Company's last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss); plus

          (B) the aggregate Net Cash Proceeds received after February 25, 1999 by the Company from the issuance or sale (other than to any of its Subsidiaries) of its shares of Qualified Capital Stock or any options, warrants or rights to purchase such shares of Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below); plus

          (C) the aggregate Net Cash Proceeds received after February 25, 1999 by the Company (other than from any of its Subsidiaries) upon the exercise of any options or warrants to purchase shares of Qualified Capital Stock of the Company; plus

          (D) the aggregate Net Cash Proceeds received after February 25, 1999 by the Company from debt securities or Redeemable Capital Stock that has been converted into or exchanged for Qualified Capital Stock of the Company to the extent such debt securities or Redeemable Capital Stock is originally sold for cash plus the aggregate Net Cash Proceeds received by the Company at the time of such conversion or exchange; plus

          (E) in the event the Company or any Restricted Subsidiary makes an Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount equal to the Company's or any Restricted Subsidiary's existing Investment in such Person that was previously treated as a Restricted Payment; plus

          (F) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with Section 3.14, an amount equal to the Company's Investment in such Unrestricted Subsidiary (provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary upon its Designation); plus

          (G)    $50,000,000; minus

          (H) the Designation Amount (measured as of the date of Designation) with respect to any Subsidiary of the Company which has been designated as an Unrestricted Subsidiary after the Issue Date in accordance with Section 3.14; minus

          (I) the aggregate amount of all Restricted Payments made after February 25, 1999 through the date of this Supplemental Indenture.

          (b)   Notwithstanding the foregoing, and in the case of clauses (ii),
(iii) and (iv) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions (clauses (i) through (iv) being referred to as a "Permitted Payment"):

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of paragraph (a) of this Section 3.5 and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) of this Section 3.5;

          (ii) the repurchase, redemption or other acquisition or retirement of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege or in which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of, a substantially concurrent issue and sale for cash (other than to a Subsidiary) of other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this Section 3.5;

          (iii) any repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this Section 3.5;

          (iv) the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a "refinancing") through the issuance of new Subordinated Indebtedness of the Company, provided that any such new Subordinated Indebtedness issued for such purpose (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (x) the stated amount of any premium, interest or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (y) the amount of premium, interest or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company Incurred in connection with such refinancing;
         (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes; (3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Notes; and
         (4) is expressly subordinated in right of payment to the Notes at least to the same extent as the Indebtedness to be refinanced.

          SECTION 3.6. Limitation on Transactions with Affiliates.
                       ------------------------------------------

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Wholly Owned Restricted Subsidiary) unless:

          (i) such transaction or series of transactions is in writing on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party;

          (ii) with respect to any transaction or series of transactions involving aggregate payments in excess of $10,000,000, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above and such transaction or series of related transactions has been approved by the Board of Directors of the Company; and

          (iii) with respect to a transaction or series of related transactions involving aggregate value in excess of $25,000,000, the Company delivers to the Trustee an opinion of an independent investment banking firm of national standing in the United States, or an independent public accounting firm of national standing in the United States, stating that the transaction or series of transactions is fair to the Company or such Restricted Subsidiary; provided, however, that this provision shall not apply to any transaction with an officer or director of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Company).

          SECTION 3.7. Limitation on Senior Subordinated Indebtedness.
                       ----------------------------------------------

          The Company will not, and will not permit any Guarantor to, directly or indirectly, create, Incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise permit to exist any Indebtedness that is subordinate in right of payment to any Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also pari passu with the Notes or the Guarantee of such Guarantor or subordinate in right of payment to the Notes or such Guarantee to at least the same extent as the Notes or such Guarantee are subordinate in right of payment to Senior Indebtedness or Senior Guarantor Indebtedness, as the case may be, as set forth in this Supplemental Indenture.

          SECTION 3.8. Limitation on Liens.
                       -------------------

          The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, Incur, affirm or suffer to exist any Lien of any kind upon any of its property or assets (including any intercompany notes), owned at the date of this Supplemental Indenture or acquired after the date of this Supplemental Indenture, or any income or profits therefrom, except if the Notes (or a Guarantee, in the case of Liens of a Guarantor) are directly secured equally and ratably with (or prior to in the case of Liens with respect to Subordinated Indebtedness or Indebtedness of a Guarantor subordinated in right of payment to any Guarantee) the obligation or liability secured by such Lien, excluding, however, from the operation of the foregoing any of the following:

          (a) any Lien existing as of the date of this Supplemental Indenture;

          (b) any Lien arising by reason of:

                    (1) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                    (2) taxes not yet delinquent or which are being contested in good faith;

               (3) security for payment of workers' compensation or other insurance;

               (4) good faith deposits in connection with tenders, leases or contracts (other than contracts for the payment of money);

               (5) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Restricted Subsidiary or the value of such property for the purpose of such business;

               (6) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds;

               (7) certain surveys, exceptions, title defects, encumbrances, easements, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

               (8) operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; or

               (9) standard custodial, bailee or depository arrangements (including (x) in respect of deposit accounts with banks and other financial institutions and (y) standard customer agreements in respect of accounts for the purchase and sale of securities and other property with brokerage firms or other types of financial institutions);

          (c) any Lien now or hereafter existing on property of the Company or any Guarantor securing Senior Indebtedness or Senior Guarantor Indebtedness, in each case which Indebtedness is permitted under the provisions of Section
          3.4 and provided that the provisions of Section 3.10 are complied with;

               (d) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary, in each case which Indebtedness is permitted under the provisions of
          Section 3.4; provided that any such Lien only extends to the assets that were subject to such lien securing such Acquired Indebtedness prior to the related transaction by the Company or its Restricted Subsidiaries; and

               (e) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through
          (d) so long as the amount of security is not increased thereby.

               SECTION 3.9. Limitation on Sale of Assets.
                            ----------------------------

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale (other than an Asset Swap permitted by clause (g) below of this Section 3.9) unless (i) at least 75% of the proceeds from such Asset Sale are received in cash; provided, however, that the amount of (A) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or the notes thereto) of the Company or any Restricted Subsidiary that are assumed by the transferee in such Asset Sale and from which the Company or such Restricted Subsidiary is released and (B) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash, shall be deemed cash for purposes of this Section 3.9, and (ii) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold (other than in the case of an involuntary Asset Sale, as determined by the Board of Directors of the Company and evidenced in a Certified Resolution).

          (b) If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any Senior Indebtedness or Senior Guarantor Indebtedness then outstanding as required by the terms thereof, or the Company determines not to apply such Net Cash Proceeds to the permanent prepayment of such Senior Indebtedness or Senior Guarantor Indebtedness or if no such Senior Indebtedness or Senior Guarantor Indebtedness is then outstanding, then the Company may within 12 months of the Asset Sale, invest the Net Cash Proceeds in other properties and assets that (as determined by the Board of Di-rectors of the Company or the applicable Restricted Subsidiary) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or its Restricted Subsidiaries as existing at such time or reasonably related thereto. The amount of such Net Cash Proceeds neither used to permanently repay or prepay Senior Indebtedness or Senior Guarantor Indebtedness nor used or invested as set forth in this paragraph constitutes "Excess Proceeds."

               (c) When the aggregate amount of Excess Proceeds equals $10,000,000 or more, the Company shall apply the Excess Proceeds to the repayment of the Notes and any Pari Passu Indebtedness required to be repurchased under the instrument governing such Pari Passu Indebtedness as follows: (a) the Company shall make an offer to purchase (an "Offer") from all holders of the Notes in accordance with the procedures set forth in this Supplemental Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the "Note Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined below) of all Notes tendered) and (b) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company shall make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Note Amount; provided that in no event shall the Pari Passu Debt Amount exceed the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price shall be payable in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date (the "Offer Date") such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in this Supplemental Indenture. To the extent that the aggregate Offered Price of the Notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased is less than the Pari Passu Debt Amount (the amount of such shortfall, if any, constituting a "Deficiency"), the Company shall use such Deficiency in the business of the Company and its Restricted Subsidiaries. Upon completion of the purchase of all the Notes tendered pursuant to an Offer and the purchase of the Pari Passu Indebtedness pursuant to a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

               (d) If the Company becomes obligated to make an Offer pursuant to clause (c) above, the Notes shall be purchased by the Company, at the option of the holder thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 45 days and not later than 60 days from the date the notice is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act, subject to proration in the event the Note Amount is less than the aggregate Offered Price of all Notes tendered.

               (e) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.

               (f) The Company will not, and will not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under (i) Indebtedness as in effect on the date of this Supplemental Indenture as such Indebtedness may be refinanced from time to time, provided that such restrictions are no less favorable to the Holders of Notes than those existing on the date of this Supplemental Indenture or (ii) any Senior Indebtedness and any Senior Guarantor Indebtedness) that would materially impair the ability of the Company to make an Offer to purchase the Notes or, if such Offer is made, to pay for the Notes tendered for purchase.

               (g) The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swaps, unless: (i) at the time of entering into such Asset Swap, and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (ii) in the event such Asset Swap involves an aggregate amount in excess of $10,000,000, the terms of such Asset Swap have been approved by a majority of the members of the board of directors of the Company which determination shall include a determination that the Fair Market Value of the assets being received in such swap are at least equal to the Fair Market Value of the assets being swapped and (iii) in the event such Asset Swap involves an aggregate amount in excess of $20,000,000, the Company has also received a written opinion from an independent investment banking firm of nationally recognized standing that such Asset Swap is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

               (h) Subject to paragraphs (c) and (f) above, within 30 days after the date on which the amount of Excess Proceeds equals or exceeds $10,000,000, the Company shall send or cause to be sent by first-class mail, postage prepaid, to the Trustee and to each Holder of the Notes, at its address appearing in the Security Register, a notice stating or including:

                   (1) that the Holder has the right to require the Company to repurchase, subject to proration, such Holder's Notes at the Offered Price;

                   (2) the Offer Date;

                   (3) the instructions a Holder must follow in order to have its Notes purchased in accordance with paragraph (c) of this Section; and

                   (4) (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Sales otherwise described in the offering materials (or corresponding successor reports) (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required pursuant to Section 3.15), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, (iii) if material, appropriate pro forma financial information, and (iv) such other information, if any, concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed investment decision.

               (i) Holders electing to have Notes purchased hereunder will be required to surrender such Notes at the address specified in the notice at least three Business Days prior to the Offer Date. Holders will be entitled to withdraw their election to have their Notes purchased pursuant to this Section
3.9 if the Company receives, not later than three Business Days prior to the Offer Date, a telegram, telex, facsimile transmission or letter setting forth
(1) the name of the Holder, (2) the certificate number of the Note in respect of which such notice of withdrawal is being submitted, (3) the principal amount of the Note (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which its election is to be withdrawn, (4) a statement that such Holder is withdrawing its election to have such principal amount of such Note purchased, and (5) the principal amount, if any, of such Note (which shall be $1,000 or an integral multiple thereof) that remains subject to the original notice of the Offer and that has been or will be delivered for purchase by the Company.

          (j) The Company shall (i) not later than the Offer Date, accept for payment Notes or portions thereof tendered pursuant to the Offer, (ii) not later than 10:00 a.m. (New York time) on the Offer Date, deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 4.8 of the Indenture) an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the Offer Date) sufficient to pay the aggregate Offered Price of all the Notes or portions thereof which are to be purchased on that date and (iii) not later than the Offer Date, deliver to the Paying Agent (if other than the Company) an Officers' Certificate stating the Notes or portions thereof accepted for payment by the Company.

          Subject to applicable escheat laws, as provided in the Notes, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Offering Price; provided, however, that, (x) to the extent that the aggregate amount of cash deposited by the Company with the Trustee in respect of an Offer exceeds the aggregate Offered Price of the Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Offer Date the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon.

          (k) Notes to be purchased shall, on the Offer Date, become due and payable at the Offered Price and from and after such date (unless the Company shall default in the payment of the Offered Price) such Notes shall cease to bear interest. Such Offered Price shall be paid to such Holder promptly following the later of the Offer Date and the time of delivery of such Note to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required. Upon surrender of any such Note for purchase in accordance with the foregoing provisions, such Note shall be paid by the Company at the Offered Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Offer Date shall be payable to the Holders of such Notes, registered as such on the relevant record dates according to the terms and the provisions of Section 2.12 of the Indenture and Section 2.3 of this Supplemental Indenture; provided, further, that Notes to be purchased are subject to proration in the event the Excess Proceeds are less than the aggregate Offered Price of all Notes tendered for purchase, with such adjustments as may be appropriate by the Trustee so that only Notes in denominations of $1,000 or integral multiples thereof, shall be purchased. If any Note tendered for purchase shall not be so paid upon surrender thereof by deposit of funds with the Trustee or a Paying Agent in accordance with paragraph
(j) above, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Offer Date at the rate borne by such Note. Any Note that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the note registrar designated pursuant to Section 4.2 of the Indenture or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the note registrar or the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

          SECTION 3.10. Limitation on Guarantees by Restricted Subsidiaries.
                        ---------------------------------------------------

          In the event the Company (i) organizes or acquires any Domestic Restricted Subsidiary after the date of the Indenture that is not a Guarantor and causes or permits such Restricted Subsidiary to, directly or indirectly, guarantee the payment of any Indebtedness ("Other Indebtedness") of the Company or any Guarantor or (ii) causes or permits any Foreign Restricted Subsidiary that is not a Guarantor to, directly or indirectly, guarantee the payment of any Other Indebtedness, then, in each case the Company shall cause such Restricted Subsidiary to simultaneously execute and deliver a supplemental indenture to the Indenture pursuant to which it will become a Guarantor under the Indenture; provided, however, that in the event a Domestic Restricted Subsidiary is acquired in a transaction in which a merger agreement is entered into, such Domestic Restricted Subsidiary shall not be required to execute and deliver such supplemental indenture until the consummation of the merger contemplated by any such merger agreement; provided, further, that if such Other Indebtedness is (i) Indebtedness that is ranked pari passu in right of payment with the Notes or the Guarantees of such Restricted Subsidiary, as the case may be, the Guarantee of such Restricted Subsidiary shall be pari passu in right of payment with the guarantee of the Other Indebtedness; or (ii) Subordinated Indebtedness, the Guarantees of such Restricted Subsidiary shall be senior in right of payment to the guarantee of the Other Indebtedness (which guarantee of such Subordinated Indebtedness shall provide that such guarantee is subordinated to the Guarantees of such Subsidiary to the same extent and in the same manner as the Other Indebtedness is subordinated to the Notes or the Guarantee of such Restricted Subsidiary, as the case may be).

          If the Notes are defeased in accordance with the terms of Article Four of this Supplemental Indenture, or if, subject to the requirements of Article Six of this Supplemental

Indenture, all or substantially all of the assets of any Guarantor or all of the Capital Stock of any Guarantor are sold (including by issuance or otherwise) by the Company in a transaction constituting an Asset Sale, and if (x) the Net Cash Proceeds from such Asset Sale are used in accordance with Section 3.9 or (y) the Company delivers to the Trustee an Officers' Certificate to the effect that the Net Cash Proceeds from such Asset Sale shall be used in accordance with Section
3.9 and within the time limits specified by such Section, then such Guarantor or the Guarantors, as the case may be (in the event of a defeasance of the Notes or sale or other disposition of all of the Capital Stock of such Guarantor), or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and discharged of its Guarantee obligations in respect of the Indenture, the Supplemental Indenture and the Notes.

          Any Guarantor that is designated an Unrestricted Subsidiary pursuant to and in accordance with Section 3.14 shall upon such Designation be released and discharged of its Guarantee obligations in respect of the Indenture, the Supplemental Indenture and the Notes and any Unrestricted Subsidiary whose Designation is revoked pursuant to Section 3.14 will be required to become a Guarantor in accordance with Article Ten.

          In addition, a Guarantee of a Guarantor shall be released upon the sale or transfer of all or substantially all of the assets or all of the Capital Stock of such Guarantor; provided, that either (i) such sale or transfer complies with the provisions set forth in Section 3.9 or (ii) such sale or transfer need not comply with the provisions set forth in Section 3.9 because the assets or Capital Stock so sold or transferred does not constitute an "Asset Sale" by operation of the provisions of clause (y) of the last sentence of the definition of Asset Sale.

          SECTION 3.11.   Purchase of Notes upon a Change of Control.
                          ------------------------------------------

          (a) If a Change of Control shall occur at any time, then each Holder of Notes shall have the right to require that the Company purchase such Holder's Notes in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described in subsection (b) of this Section (the "Change of Control Offer") and in accordance with the procedures set forth in subsections (b), (c),
(d) and (e) of this Section.

          (b) Within 15 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice (a "Change of Control Purchase Notice") of such Change of Control to each Holder by first-class mail, postage prepaid, at its address appearing in the Security Register stating or including:

               (1) that a Change of Control has occurred, the date of such event, and that such Holder has the right to require the Company to repurchase such Holder's Notes at the Change of Control Purchase Price;

               (2) the circumstances and relevant facts regarding such Change of Control (including but not limited to information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control, if any);

               (3) (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required to be prepared by the Company and any Guarantor pursuant to
     Section 3.15), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such reports and (iii) such other information, if any, concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed investment decision;

               (4) that the Change of Control Offer is being made pursuant to this Section 3.11 and that all Notes properly tendered pursuant to the Change of Control Offer will be accepted for payment at the Change of Control Purchase Price;

               (5) the Change of Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act;

               (6) the Change of Control Purchase Price;

               (7) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 4.2 of the Indenture;

               (8) that Notes must be surrendered on or prior to the Change of Control Purchase Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 4.2 of the Indenture to collect payment;

               (9) that the Change of Control Purchase Price for any Note which has been properly tendered and not withdrawn will be paid promptly following the Change of Control Offer Purchase Date;

               (10) the procedures for withdrawing a tender of Notes and Change of Control Purchase Notice;

               (11) that any Note not tendered will continue to accrue interest; and

               (12) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date.

          (c) Upon receipt by the Company of the proper tender of Notes, the Holder of the Note in respect of which such proper tender was made shall (unless the tender of such Note is properly withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Note. Upon surrender of any such Note for purchase in accordance with the foregoing provisions, such Note shall be paid by the Company at the Change of Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Notes registered as such on the relevant record dates according to the terms and the provisions of Section 2.3. If any Note tendered for purchase shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Note. Holders electing to have Notes purchased will be required to surrender such Notes to the Paying Agent at the address specified in the Change of Control Purchase Notice at least two Business Days prior to the Change of Control Purchase Date. Any Note that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the note registrar designated pursuant to Section 4.2 of the Indenture or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the note registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in an aggre-gate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

          (d) The Company shall (i) not later than the Change of Control Purchase Date, accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) not later than 11:00 a.m. (New York time) on the Change of Control Purchase Date, deposit with the Paying Agent an amount of cash sufficient to pay the aggregate Change of Control Purchase Price of all the Notes or portions thereof which are to be purchased as of the Change of Control Purchase Date and (iii) not later than the Change of Control Purchase Date, deliver to the Paying Agent an Officers' Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Change of Control Purchase Price of the Notes purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date. For purposes of this Section 3.11, the Company shall choose a Paying Agent which shall not be the Company.

          (e) A Change of Control Purchase Notice may be withdrawn before or after delivery by the Holder to the Paying Agent at the office of the Paying Agent of the Note to which such Change of Control Purchase Notice relates, by means of a written notice of withdrawal delivered by the Holder to the Paying Agent at the office of the Paying Agent or to the office or agency referred to in Section 4.2 of the Indenture to which the related Change of Control Purchase Notice was delivered not later than three Business Days prior to the Change of Control Purchase Date specifying, as applicable:

               (1) the name of the Holder;

               (2) the certificate number of the Note in respect of which such notice of withdrawal is being submitted;

               (3) the principal amount of the Note (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted; and

               (4) the principal amount, if any, of such Note (which shall be $1,000 or an integral multiple thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

          (f) Subject to applicable escheat laws, as provided in the Notes, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Purchase Price; provided, however, that, (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (ii) of paragraph (d) above exceeds the aggregate Change of Control Purchase Price of the Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change of Control Purchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon.

          (g) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

          (h) The Company will not, and will not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under Indebtedness as in effect on the date of this Supplemental Indenture) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Notes or, if such Change of Control Offer is made, to pay for the Notes tendered for purchase.

          SECTION 3.12. Limitation on Restricted Subsidiary Capital Stock.
                        -------------------------------------------------

          The Company will not permit any Restricted Subsidiary of the Company to issue any Capital Stock, except for:

          (i) Capital Stock issued to and held by the Company or a Wholly Owned Restricted Subsidiary;

          (ii) Capital Stock issued by a Person prior to the time (A) such Person becomes a Restricted Subsidiary, (B) such Person merges with or into a Restricted Subsidiary or (C) a Restricted Subsidiary merges with or into such Person, provided that such Capital Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or (C); and

          (iii) Capital Stock issued or sold by a Restricted Subsidiary where, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary.

          SECTION 3.13. Limitation on Dividends and Other Payment Restrictions
                        ------------------------------------------------------
                        Affecting Restricted Subsidiaries.
                        ---------------------------------

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

          (i)   pay dividends or make any other distribution on its Capital
     Stock;

          (ii) pay any Indebtedness owed to the Company or a Restricted Subsidiary;

          (iii) make any Investment in the Company or a Restricted Subsidiary;
     or

          (iv) transfer any of its properties or assets to the Company or any Restricted Subsidiary, except

                (a) any encumbrance or restriction pursuant to an agreement in effect on the date of this Supplemental Indenture;

                (b) any encumbrance or restriction, with respect to a Restricted Subsidiary that was not a Restricted Subsidiary of the Company on the date of this Supplemental Indenture, in existence at the time such Person becomes a Restricted Subsidiary of the Company and, in the case of clauses (a) and (b), not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary;

                (c) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a) and (b), or in this clause (c), provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the holders of the Notes than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced (except that an encumbrance or restriction that is not more restrictive than those set forth in this Supplemental Indenture shall in any event be permitted hereunder); and

                (d) any encumbrance or restriction created pursuant to an asset sale agreement, stock sale agreement or similar instrument pursuant to which an Asset Sale permitted under Section 3.9 is to be consummated, so long as such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement or instrument through a termination date not later than 270 days after such execution and delivery.

          SECTION 3.14.  Designation of Unrestricted Subsidiaries.
                         ----------------------------------------

          The Company may designate after the Issue Date any Subsidiary of the Company as an "Unrestricted Subsidiary" under this Supplemental Indenture (a "Designation") only if:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

          (ii) at the time of and after giving effect to such Designation, the Company could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Fixed Charge Coverage Ratio of the first paragraph of Section 3.4(a); and

          (iii) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to Section 3.5(a) in an amount (the "Designation Amount") equal to the amount of the Company's Investment in such Subsidiary on such date.

          Neither the Company nor any Restricted Subsidiary shall at any time
(x) provide credit support for, subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary. For purposes of the foregoing, the Designation of a Subsidiary of the

Company as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary.

          The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") only if:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

          (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture.

          All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.

          SECTION 3.15. Provision of Financial Statements.
                        ---------------------------------

          Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Sections 13(a) or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the security register, without cost to such Holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder at the Company's cost.

          SECTION 3.16. Statement by Officers as to Default.
                        -----------------------------------

          (a) The Company will deliver to the Trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year of the Company ending after the date hereof, a written statement signed by two executive officers of the Company, one of whom shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not, after a review of the activities of the Company during such year or such quarter and of the Company's performance under this Supplemental Indenture and the Indenture, to the best knowledge, based on such review, of the signers thereof, the Company has fulfilled all its obligations and is in compliance with all conditions and covenants under this Supplemental Indenture and the Indenture throughout such year or quarter, as the case may be, and, if there has been a Default specifying each Default and the nature and status thereof.

          (b) When any Default or Event of Default has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $10,000,000), the Company shall deliver to the Trustee by registered or certified mail or facsimile transmission followed by hard copy an Officers' Certificate specifying such Default, Event of Default, notice or other action within five Business Days of its occurrence.

          SECTION 3.17. Waiver of Certain Covenants.
                        ---------------------------

          The Company may omit in a particular instance to comply with any covenant or condition set forth in Sections 3.1 through 3.15, if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding or shall, by Act of such Holders, waive such compliance in such instance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

                                  ARTICLE FOUR

                     SATISFACTION AND DISCHARGE OF INDENTURE
                     ---------------------------------------

          The following provisions of this Article Four shall apply to the Notes (but not with respect to any other series of Debt Securities) and shall replace (solely with respect to the Notes and not with respect to any other series of Debt Securities) in its entirety the provisions set forth in Article VI of the Indenture.

          SECTION 4.1. Satisfaction and Discharge of Indenture.
                       ---------------------------------------

          This Supplemental Indenture and the Indenture (solely with respect to the Notes and not with respect to any other series of Debt Securities) shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes herein expressly provided for) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Supplemental Indenture and the Indenture (solely with respect to the Notes and not with respect to any other series of Debt Securities), when

          (a) either

                 (1) all the Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.13 of the Indenture) or (ii) all Notes for whose payment United States dollars have theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.8 of the Indenture) have been delivered to the Trustee cancelled or for cancellation; or

                 (2) all such Notes not theretofore delivered to the Trustee cancelled or for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year, or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee in trust for such purpose an amount in United States dollars sufficient to pay and discharge the entire

          Indebtedness on the Notes not theretofore delivered to the Trustee cancelled or for cancellation, for the principal of, premium, if any, and accrued interest at such Stated Maturity or redemption date;

          (b) the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Company or any Guarantor; and

          (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that (i) all conditions precedent herein provided relating to the satisfaction and discharge of this Supplemental Indenture and the Indenture have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Supplemental Indenture, the Indenture or any other material agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound.

          Opinions of Counsel required to be delivered under this Section 4.1 may have qualifications customary for opinions of the type required and counsel delivering such opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

          Notwithstanding the satisfaction and discharge of this Supplemental Indenture and the Indenture, the obligations of the Company to the Trustee under
Section 11.2 of the Indenture and, if United States dollars shall have been deposited with the Trustee pursuant to subclause (2) of Subsection (a) of this
Section 4.1, the obligations of the Trustee under Section 4.2 and Section 4.8 of the Indenture shall survive.

          SECTION 4.2. Application of Trust Money.
                       --------------------------

          Subject to the provisions of Section 4.8 of the Indenture, all United States dollars deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes, the Indenture and this Supplemental Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on the Notes for whose payment such United States dollars have been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law or GAAP.

          SECTION 4.3. Termination of Company's Obligations.
                       ------------------------------------

          Subject to the provisions of Section 7.14 with respect to the creation of the defeasance trust provided for in the following clause (i), the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in Section 5.1(g) or (h), occurs at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) and provided that no default under any Senior Indebtedness would result therefrom, terminate its and its Restricted Subsidiaries' substantive obligations in respect of Article Three of this Supplemental Indenture (other than Sections 3.15 and 3.16) and Article Four of the Indenture (other than Sections 4.1, 4.2, and 4.3) and Article Six hereof and any Event of Default specified in Section 5.1(c) or (d) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money in United States dollars or United States Government Obligations (or a combination thereof) sufficient (without reinvestment) to pay all remaining Indebtedness on the Notes, (ii) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the United States Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations, (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this
Section 4.3 will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (iv) delivering to the Trustee an Officers' Certificate and an Opinion of Counsel each stating compliance with all conditions precedent provided for herein. In addition, subject to the provisions of Section 7.14 with respect to the creation of the defeasance trust provided for in the following clause (i), the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in Section 5.01(h) or (i), occurs at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) and provided that no default under any Senior Indebtedness would arise therefrom, terminate all of its and the Guarantors' substantive obligations in respect of the Notes (including its obligations to pay the principal of and interest on the Notes and the Guarantors' Guarantee thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money in United States dollars or United States Government Obligations sufficient (without reinvestment) to pay all remaining Indebtedness on the Notes, (ii) delivering to the Trustee either a ruling directed to the Trustee from the United States Internal Revenue Service to the effect that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations or an Opinion of Counsel addressed to the Trustee based upon such a ruling or based on a change in the applicable Federal tax law since the date of this Supplemental Indenture to such effect, (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this Section 4.1 will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act and
(iv) delivering to the Trustee an Officers' Certificate and an Opinion of Counsel each stating compliance with all conditions precedent provided for herein.

          Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.4, 2.6, 2.8, 2.9, 2.10, 2.12, 2.13, 4.1, 4.2, 11.2 and 11.6 of the
Indenture and Sections 4.4, 4.5 and 5.1 of this Supplemental Indenture shall survive until the Notes are no longer outstanding. Thereafter, the Company's obligations in Sections 4.4, 4.5 and 4.6 of this Supplemental Indenture shall survive and Section 11.2 of the Indenture shall survive.

          After such delivery or irrevocable deposit and delivery of an Officers' Certificate and Opinion of Counsel, the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Guarantors' obligations under the Notes, this Supplemental Indenture and the Indenture except for those surviving obligations specified above.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the United States Government Obligations deposited pursuant to this Section 4.3 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

          SECTION 4.4. Application of Trust Money.
                       --------------------------

          The Trustee shall hold in trust money or United States Government Obligations deposited with it pursuant to Section 4.3, and shall apply the deposited money and the money from United States Government Obligations in accordance with this Supplemental Indenture and the Indenture solely to the payment of principal of and interest on the Notes.

          SECTION 4.5. Repayment to Company.
                       --------------------

          Subject to Section 11.2 of the Indenture and Section 4.3 of this Supplemental Indenture, the Trustee shall promptly pay to the Company upon written request any excess money held by it at any time. The Trustee shall pay to the Company upon written request any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee before being required to make any payment may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

          SECTION 4.6. Reinstatement.
                       -------------

          If the Trustee is unable to apply any money or United States Government Obligations in accordance with Section 4.3 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and the Guarantors' obligations under this Supplemental Indenture, the Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.3 until such time as the Trustee is permitted to apply all such money or United States Government Obligations in accordance with Section 4.3; provided, however, that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or United States Government Obligations held by the Trustee.

                                  ARTICLE FIVE

                                    REMEDIES

          The following provisions of this Article Five apply to the Notes (but not with respect to any other series of Debt Securities) and shall replace in its entirety Section 7.1 of the Indenture. To the extent any provisions of this Article Five are inconsistent or conflict with any provisions contained in Article Seven of the Indenture the provisions of this Article Five shall govern with respect to the Notes (but not with respect to any other series of Debt Securities).

          SECTION 5.1. Events of Default.
                       -----------------

          Whenever used herein or in the Indenture, an "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Seven or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;

          (b) there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

          (c) (i) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under the Indenture or this Supplemental Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (a) or (b) or in clauses (ii), (iii) and (iv) of this clause (c)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes, specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; (ii) there shall be a default in the performance or breach of the provisions of Article Six; (iii) the Company shall have failed to make or consummate an Offer in accordance with the provisions of Section 3.9; or (iv) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of Section 3.11;

          (d) one or more defaults shall have occurred under any agreements, indentures or instruments under which the Company, any Guarantor or any Subsidiary then has outstanding Indebtedness in excess of $10,000,000 in the aggregate and, if not al-ready matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

          (e) any Guarantee shall for any reason cease to be, or be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the Indenture, this Supplemental Indenture and any such Guarantee;

          (f) one or more judgments, orders or decrees for the payment of money in excess of $15,000,000 either individually or in the aggregate (net of amounts covered by insurance, bond, surety or similar instrument), shall be entered against the Company, any Guarantor, any Subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

          (g) any holder or holders of at least $10,000,000 in aggregate principal amount of Indebtedness of the Company, any Guarantor or any Subsidiary after a default under such Indebtedness shall notify the Trustee of the intended sale or disposition of any assets of the Company, any Guarantor or any Subsidiary that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of Indebtedness, assets of the Company, any Guarantor or any Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements);

          (h) there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Company, any Guarantor or any Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Company, any Guarantor or any Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any Guarantor or any Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, any Guarantor or any Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

          (i) (i) the Company, any Guarantor or any Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii) the Company, any Guarantor or any Subsidiary consents to the entry of a decree or order for relief in respect of the Company, any Guarantor or such Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) the Company, any Guarantor or any Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (iv) the Company, any Guarantor or any Subsidiary (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company, any Guarantor or such Subsidiary or of any substantial part of their respective properties, (2) makes an assignment for the benefit of creditors or (3) admits in writing its inability to pay its debts generally as they become due, or (v) the Company, any Guarantor or any Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (i).

          The Company shall deliver to the Trustee within five days after the occurrence thereof, written notice, in the form of an Officers' Certificate, of any Default, its status and what action the Company is taking or proposes to take with respect thereto.

          SECTION 5.2. Acceleration of Maturity; Rescission and Annulment.
                       --------------------------------------------------

          If an Event of Default (other than an Event of Default specified in Sections 5.1(h) and (i)) shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall, declare all unpaid principal of, premium, if any, and accrued interest on all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Notes); provided that so long as the Credit Agreement is in effect, such declaration shall not become effective until the earlier of (a) five Business Days after receipt of such notice of acceleration from the Holders or the Trustee by the agent under the Credit Agreement or (b) acceleration of the Indebtedness under the Credit Agreement.

Thereupon such principal shall become immediately due and payable, and the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Notes by appropriate judicial proceeding. If an Event of Default specified in clause (h) or (i) of Section 5.1 occurs and is continuing, then all the Notes shall ipso facto become and be immediately due and payable, in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any Holder. The Trustee or, if notice of acceleration is given by the Holders, the Holders shall give notice to the agent under the Credit Agreement of any such acceleration.

               At any time after such declaration of acceleration has been made but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

               (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

                   (i)   all sums paid or advanced by the Trustee under Section
               11.2 of the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

                   (ii)  all overdue interest on all Notes, and

                   (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes;

               (b) all Events of Default, other than the non-payment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.5 of the Indenture; and

               (c) the rescission will not conflict with any judgment or decree.

               No such rescission shall affect any subsequent Default or impair any right consequent thereon.

                                   ARTICLE SIX

                             CONSOLIDATION, MERGER,
                          CONVEYANCE, TRANSFER OR LEASE
                          -----------------------------

               The following provisions of this Article Six apply to the Notes (but not with respect to any other series of Debt Securities) and shall replace in its entirety Section 10.1 of the Indenture as it applies to the Notes (but not with respect to any other series of Debt Securities).

               SECTION 6.1. Company or Any Guarantor May Consolidate, etc., Only
                            ----------------------------------------------------
                            on Certain Terms.
                            ----------------

               (a) The Company shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposal of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

               (i) either (a) the Company shall be the continuing corporation, or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the "Surviving Entity") shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes, the Indenture and this Supplemental Indenture shall remain in full force and effect;

               (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

               (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company (or the Surviving Entity if the Company is not the continuing obligor under this Supplemental Indenture and the Indenture) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

               (iv) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture and this Supplemental Indenture) could incur $1.00 of additional Indebtedness under
     Section 3.4 (other than Permitted Indebtedness);

               (v) each Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Indenture, this Supplemental Indenture and the Notes;

               (vi) if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of Section 3.8 are complied with; and

               (vii) the Company or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereto comply with the Indenture and this Supplemental Indenture and that all conditions precedent therein or herein provided for relating to such transaction have been complied with.

               (b) Each Guarantor shall not, and the Company will not permit a Guarantor to, in a single transaction or through a series of related transactions, merge or consolidate with or into any other corporation (other than the Company or any other Guarantor) or other entity, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a consolidated basis to any entity (other than the Company or any other Guarantor) unless at the time and after giving effect thereto:

               (i) either (1) such Guarantor shall be the continuing corporation or partnership or (2) the entity (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the entity which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of such Guarantor shall be a corporation duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by an indenture supplemental hereto, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee, the Indenture and this Supplemental Indenture;

               (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

               (iii) such Guarantor shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with the Indenture and this Supplemental Indenture, and thereafter all obligations of the predecessor shall terminate.

               The provisions of this Section 6.1(b) shall not apply to any transaction (including any Asset Sale made in accordance with Section 3.9) with respect to any Guarantor (i) if the Guarantee of such Guarantor is released in connection with such transaction in accordance with the last sentence of Section
3.10 or (ii) if such transaction need not comply with the provisions set forth in Section 3.9 because the properties or assets so sold, assigned, conveyed, transferred, leased or otherwise disposed of do not constitute an "Asset Sale" by operation of the provisions of clause (y) of the last sentence of the definition of Asset Sale.

               SECTION 6.2. Successor Substituted.
                            ---------------------

               Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company or any Guarantor (except, in the case of a Guarantor, pursuant to a transaction set forth in the last paragraph of Section
6.1 (b)) in accordance with Section 6.1, the successor Person formed by such consolidation or into which the Company or such Guarantor, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Supplemental Inden-ture, the Indenture, the Notes and/or the Guarantees, as the case may be, with the same effect as if such successor had been named as the Company or such Guarantor, as the case may be, herein, in the Notes and/or in the Guarantees, as the case may be. When a successor assumes all the obligations of its predecessor under the Indenture and this Supplemental Indenture, the Notes or a Guarantee, as the case may be, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Notes or a Guarantee, as the case may be.

                                  ARTICLE SEVEN

                             SUBORDINATION OF NOTES
                             -----------------------

               SECTION 7.1. Notes Subordinated to Senior Indebtedness.
                            -----------------------------------------

               The Company covenants and agrees, and the Trustee and each Holder of the Notes by his acceptance thereof likewise covenant and agree, that all Notes shall be issued subject to the provisions of this Article Seven; and each person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest on the Notes by the Company shall, to the extent and in the manner set forth in this Article Seven, be subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under Senior Indebtedness.

               SECTION 7.2. No Payment on Notes in Certain Circumstances.
                            --------------------------------------------

               (a) No direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any payment from funds held in trust for the benefit of Holders pursuant to Article Four of this Supplemental Indenture (a "Defeasance Trust Payment")) by or on behalf of the Company of principal of, premium if, any, or interest on the Notes, whether pursuant to the terms of the Notes, upon acceleration, pursuant to an Offer, a Change of Control Offer or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Indebtedness. In addition, during the continuance of any non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be immediately accelerated, and upon receipt by the Trustee of written notice (a "Payment Blockage Notice" ) from the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of the holders of such Designated Senior Indebtedness, then, unless and until such event of default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness has been discharged or repaid in full in cash or the benefits of these provisions have been waived by the holders of such Designated Senior Indebtedness, no direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment) shall be made by or on behalf of the Company of principal of, premium, if any, or interest on the Notes, to such Holders, during a period (a "Payment Blockage Period") commencing on the date of receipt of such notice by the Trustee and ending 179 days thereafter.

               Notwithstanding anything herein or in the Notes to the contrary,
(x) in no event shall a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect and (z) not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days. No event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period (to the extent the holder of Designated Senior Indebtedness, or trustee or agent, giving notice commencing such Payment Blockage Period had knowledge of such existing or continuing event of default) may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days.

               (b) In the event that, notwithstanding the foregoing, the Company shall have made payment to the Trustee or any Holder when such payment is prohibited by Section 7.2(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered by the Trustee (if the Notice required by Section 7.6 has been received by the Trustee) or the Holder to, the holders of Designated Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Designated Senior Indebtedness that such prohibited payment has been made, the holders of the Designated Senior

Indebtedness (or their representative or representatives or a trustee or trustees) notify the Trustee in writing of the amounts then due and owing on the Designated Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Designated Senior Indebtedness.

               SECTION 7.3. Payment Over of Proceeds upon Dissolution, etc.
                            ----------------------------------------------

               (a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), upon any dissolution or winding-up or total liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness shall first be paid in full in cash before the Holders of the Notes or the Trustee on behalf of such Holders shall be entitled to receive any payment by the Company of the principal of, premium, if any, or interest on the Notes, or any payment by the Company to acquire any of the Notes for cash, property or securities, or any distribution with respect to the Notes of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment). Before any payment may be made by, or on behalf of, the Company of the principal of, premium, if any, or interest on the Notes upon any such dissolution or winding-up or total liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), to which the Holders of the Notes or the Trustee on their behalf would be entitled, but for the subordination provisions of the Indenture and this Supplemental Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

               (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), shall be paid by the Company to the Trustee or any Holder of Notes at a time when such payment or distribution is prohibited by Section 7.3(a) and before all obligations in respect of Senior Indebtedness are paid in full in cash, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered by the Trustee (if the Notice required by Section 7.6 has been received by the Trustee) or the Holder to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

               The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Six shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 7.3 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Six.

               SECTION 7.4. Subrogation.
                            -----------

               Upon the payment in full in cash of all Senior Indebtedness, or provision for payment, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company made on such Senior Indebtedness until the principal of and interest on the Notes shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee on their behalf would be entitled except for the provisions of this Article Seven, and no payment over pursuant to the provisions of this Article Seven to the holders of Senior Indebtedness by Holders of the Notes or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article Seven are and are in-tended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

          If any payment or distribution to which the Holders of the Notes would otherwise have been entitled but for the provisions of this Article Seven shall have been applied, pursuant to the provisions of this Article Seven, to the payment of all amounts payable under Senior Indebtedness, then and in such case, the Holders of the Notes shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full in cash of such Senior Indebtedness.

          SECTION 7.5.   Obligations of Company Unconditional.
                         ------------------------------------

          Nothing contained in this Article Seven or elsewhere in the Indenture, this Supplemental Indenture or in the Notes is intended to or shall impair, as among the Company and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under the Indenture and this Supplemental Indenture, subject to the rights, if any, under this Article Seven of the holders of the Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          Without limiting the generality of the foregoing, nothing contained in this Article Seven shall restrict the right of the Trustee or the Holders of Notes to take any action to declare the Notes to be due and payable prior to their stated maturity pursuant to Section 5.1 or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable shall first be paid in full in cash before the Holders of the Notes or the Trustee are entitled to receive any direct or indirect payment from the Company of principal of or interest on the Notes.

          SECTION 7.6.   Notice to Trustee.
                         -----------------

          The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Seven. The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing to that effect signed by an Officer of the Company, or by a holder of Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Eleven of the Indenture, be entitled to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 7.6 at least two Business Days prior to the date upon which by the terms of the Indenture and this Supplemental Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Note), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 7.6 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by Section 7.3. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Seven, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Seven, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 7.7.   Reliance on Judicial Order or Certificate of
                         --------------------------------------------
                         Liquidating Agent.
                         ------------------

          Upon any payment or distribution of assets or securities referred to in this Article Seven, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, wind-ing-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Seven.

          SECTION 7.8.   Trustee's Relation to Senior Indebtedness.
                         -----------------------------------------

          The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Seven with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness, and nothing in the Indenture or this Supplemental Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Seven, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into the Indenture or this Supplemental Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except as provided in Section 7.3(b)). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Seven or otherwise.

          SECTION 7.9.   Subordination Rights Not Impaired by Acts or Omissions
                         ------------------------------------------------------
                         of the Company or Holders of Senior Indebtedness.
                         -------------------------------------------------

          No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of the Indenture or this Supplemental Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article Seven are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

          SECTION 7.10.  Holders Authorize Trustee To Effectuate Subordination
                         -----------------------------------------------------
                         of Notes.
                         ---------

          Each Holder of Notes by his acceptance of such Notes authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Seven, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, total liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its or his Notes in the form required in those proceedings.

          SECTION 7.11.  This Article Not To Prevent Events of Default.
                         ---------------------------------------------

          The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Seven shall not be construed as preventing the occurrence of an Event of Default specified in clause (a) or (b) of Section 5.1.

          SECTION 7.12.  Trustee's Compensation Not Prejudiced.
                         -------------------------------------

          Nothing in this Article Seven shall apply to amounts due to the Trustee pursuant to other sections in the Indenture or this Supplemental Indenture.

          SECTION 7.13.  No Waiver of Subordination Provisions.
                         -------------------------------------

          Without in any way limiting the generality of Section 7.9, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article Seven or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

          SECTION 7.14.  Subordination Provisions Not Applicable to Money Held
                         -----------------------------------------------------
                         in Trust for Holders; Payments May Be Paid Prior to
                         -----------------------------------------------------
                         Dissolution.
                         ------------

          All money and United States Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article Four of this Supplemental Indenture shall be for the sole benefit of the Holders and shall not be subject to this Article Seven.

          Nothing contained in this Article Seven or elsewhere in the Indenture or this Supplemental Indenture shall prevent (i) the Company, except under the conditions described in Section 7.2, from making payments of principal of and interest on the Notes or from depositing with the Trustee any moneys for such payments or from effecting a termination of the Company's and the Guarantors' obligations under the Notes, the Indenture and this Supplemental Indenture, as provided in Article Four, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Notes, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 7.2(b) or in Section 7.6. The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

          SECTION 7.15.  Acceleration of Notes.
                         ---------------------

          If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of the Senior Indebtedness of the acceleration.

                                  ARTICLE EIGHT

                           SUBORDINATION OF GUARANTEE
                           --------------------------

          SECTION 8.1.   Guarantee Obligations Subordinated to Guarantor Senior
                         ------------------------------------------------------
                         Indebtedness.
                         -------------

          Each Guarantor covenants and agrees, and the Trustee and each Holder of the Notes by his acceptance thereof likewise covenant and agree, that the Guarantee of such Guarantor shall be issued subject to the provisions of this Article Eight; and each person hold-ing any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest on the Notes pursuant to the Guarantee made by or on behalf of any Guarantor shall, to the extent and in the manner set forth in this Article Eight, be subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under Guarantor Senior Indebtedness of such Guarantor.

          SECTION 8.2.   No Payment on Guarantees in Certain Circumstances.
                         -------------------------------------------------

          (a) No direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities) by or on behalf of any Guarantor of principal of or interest on the Notes pursuant to such Guarantor's Guarantee, whether pursuant to the terms of the Notes, upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Guarantor Senior Indebtedness of such Guarantor, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Guarantor Senior Indebtedness. In addition, during the continuance of any non-payment event of default with respect to any Designated Guarantor Senior Indebtedness pursuant to which the maturity thereof may be immediately accelerated, and upon receipt by the Trustee of written notice (the "Guarantor Payment Blockage Notice") from the holder or holders of such Designated Guarantor Senior Indebtedness or the trustee or agent acting on behalf of such Designated Guarantor Senior Indebtedness, then, unless and until such non-payment event of default has been cured or waived or has ceased to exist or such Designated Guarantor Senior Indebtedness has been discharged or paid in full in cash or the benefits of these provisions have been waived by the holders of such Designated Guarantor Senior Indebtedness, no direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities) shall be made by or on behalf of such Guarantor of principal or interest on the Notes during a period (a "Guarantor Blockage Period") commencing on the date of receipt of such notice by the Trustee and ending 179 days thereafter.

          Notwithstanding anything herein or in the Notes to the contrary, (x) in no event shall a Guarantor Blockage Period extend beyond 179 days from the date the Guarantor Payment Blockage Notice in respect thereof was given, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Guarantor Blockage Period is in effect and (z) not more than one Guarantor Blockage Period may be commenced with respect to any Guarantor during any period of 360 consecutive days. No non-payment event of default that existed or was continuing on the date of commencement of any Guarantor Blockage Period with respect to the Designated Guarantor Senior Indebtedness initiating such Guarantor Blockage Period (to the extent the holder of Designated Guarantor Senior Indebtedness, or trustee or agent, giving notice commencing such Guarantor Blockage Period had knowledge of such existing or continuing event of default) may be, or be made, the basis for the commencement of any other Guarantor Blockage Period by the holder or holders of such Designated Guarantor Senior Indebtedness or the trustee or agent acting on behalf of such Designated Guarantor Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such non-payment event of default has been cured or waived for a period of not less than 90 consecutive days.

          (b) In the event that, notwithstanding the foregoing, any payment shall be made directly to the Trustee or any Holder when such payment is prohibited by Section 8.2(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered by the Trustee (if the Notice required by Section 8.6 has been received by the Trustee) or the Holder to, the holders of such Designated Guarantor Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of such Designated Guarantor Senior Indebtedness that such prohibited payment has been made, the holders of such Designated Guarantor Senior Indebtedness (or their representative or representatives or a trustee or trustees) notify the Trustee in writing of the amounts then due and owing on such Designated Guarantor Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of such Designated Guarantor Senior Indebtedness.

          SECTION 8.3.   Payment Over of Proceeds upon Dissolution, etc.
                         ----------------------------------------------

          (a) Upon any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), upon any dissolution or winding-up or total liquidation or reorganization of such Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Guarantor Senior Indebtedness of such Guarantor shall first be paid in full in cash before the Holders of the Notes or the Trustee on behalf of such Holders shall be entitled to receive any payment by such Guarantor of the principal of or interest on the Notes pursuant to such Guarantor's Guarantee, or any payment to acquire any of the Notes for cash, property or securities, or any distribution with respect to the

Notes of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities). Before any payment may be made by, or on behalf of, any Guarantor of the principal of or interest on the Notes upon any such dissolution or winding-up or total liquidation or reorganization, any payment or distribution of assets or securities of such Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), to which the Holders of the Notes or the Trustee on their behalf would be entitled, but for the subordination provisions of the Indenture and this Supplemental Indenture, shall be made by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Guarantor Senior Indebtedness of such Guarantor (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Guarantor Senior Indebtedness in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

          (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), shall be made directly to the Trustee or any Holder of Notes at a time when such payment or distribution is prohibited by Section 8.3(a) and before all obligations in respect of the Guarantor Senior Indebtedness of such Guarantor are paid in full in cash, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered by the Trustee (if the Notice required by Section 8.6 has been received by the Trustee) or the Holder to, the holders of such Guarantor Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of such Guarantor Senior Indebtedness remaining unpaid until all such Guarantor Senior Indebtedness has been paid in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

                  The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another corporation or the liquidation or dissolution of any Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Six shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 8.3 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Six.

                  SECTION 8.4.  Subrogation.
                                -----------

                  Upon the payment in full in cash of all Guarantor Senior Indebtedness of a Guarantor, or provision for payment, the Holders of the Notes shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments or distributions of cash, property or securities of such Guarantor made on such Guarantor Senior Indebtedness until the principal of and interest on the Notes shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of such Guarantor Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee on their behalf would be entitled except for the provisions of this Article Eight, and no payment over pursuant to the provisions of this Article Eight to the holders of such Guarantor Senior Indebtedness by Holders of the Notes or the Trustee on their behalf shall, as between such Guarantor, its creditors other than holders of such Guarantor Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Indebtedness. It is understood that the provisions of this Article Eight are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of Guarantor Senior Indebtedness of each Guarantor, on the other hand.

                  If any payment or distribution to which the Holders of the Notes would otherwise have been entitled but for the provisions of this Article Eight shall have been applied, pursuant to the provisions of this Article Eight, to the payment of all amounts payable under Guarantor Senior Indebtedness, then and in such case, the Holders of the Notes shall be entitled to receive from the holders of such Guarantor Senior Indebtedness any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount required to make payment in full in cash of such Guarantor Senior Indebtedness.

                  SECTION 8.5.  Obligations of Guarantors Unconditional.
                                ---------------------------------------

                  Nothing contained in this Article Eight or elsewhere in the Indenture or this Supplemental Indenture or in the Notes or the Guarantees is intended to or shall impair, as among each of the Guarantors and the Holders of the Notes, the obligation of each Guarantor, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with the terms of the Guarantee of such Guarantor, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of any Guarantor other than the holders of Guarantor Senior Indebtedness of such Guarantor, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under the Indenture or this Supplemental Indenture, subject to the rights, if any, under this Article Eight of the holders of Guarantor Senior Indebtedness in respect of cash, property or securities of any Guarantor received upon the exercise of any such remedy.

                  Without limiting the generality of the foregoing, nothing contained in this Article Eight shall restrict the right of the Trustee or the Holders of Notes to take any action to declare the Notes to be due and payable prior to their stated maturity pursuant to Section 5.1 or to pursue any rights or remedies hereunder; provided, however, that all Guarantor Senior Indebtedness of any Guarantor then due and payable shall first be paid in full before the Holders of the Notes or the Trustee are entitled to receive any direct or indirect payment from such Guarantor of principal of or interest on the Notes pursuant to such Guarantor's Guarantee.

                  SECTION 8.6.  Notice to Trustee.
                                -----------------

                  The Company and each Guarantor shall give prompt written notice to the Trustee of any fact known to the Company or such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Eight. The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Guarantor Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its office to that effect signed by an Officer of the Company or such Guarantor, or by a holder of Guarantor Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Eleven of the Indenture, be entitled to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 8.6 at least two

Business Days prior to the date upon which by the terms of the Indenture or this Supplemental Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Note), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from any Guarantor and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 8.6 shall limit the right of the holders of Guarantor Senior Indebtedness to recover payments as contemplated by Section 8.3. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Guarantor Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Guarantor Senior Indebtedness or a trustee or representative on behalf of any such holder.

                  In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article Eight, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Eight, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                  SECTION 8.7.  Reliance on Judicial Order or Certificate of
                                --------------------------------------------
                                Liquidating Agent.
                                -----------------

                  Upon any payment or distribution of assets or securities of a Guarantor referred to in this Article Eight, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Guarantor Senior Indebtedness of such Guarantor and other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eight.

                  SECTION 8.8.  Trustee's Relation to Guarantor Senior
                                --------------------------------------
                                Indebtedness.
                                ------------

                  The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Eight with respect to any Guarantor Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Supplemental Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

                  With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Eight, and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness shall be read into the Indenture or this Supplemental Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness (except as provided in Section 8.3(b)). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Article Eight or otherwise.

                  SECTION 8.9.  Subordination Rights Not Impaired by Acts or
                                --------------------------------------------
                                Omissions of the Guarantors or Holders of
                                -----------------------------------------
                                Guarantor Senior Indebtedness.
                                -----------------------------

                  No right of any present or future holders of any Guarantor Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms of the Indenture or this Supplemental Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article Eight are intended to be for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Indebtedness.

                  SECTION 8.10. Holders Authorize Trustee To Effectuate
                                ---------------------------------------
                                Subordination of Guarantee.
                                --------------------------

                  Each Holder of Notes by his acceptance of such Notes authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to ef-fectuate the subordination provided in this Article Eight, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, total liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of such Guarantor, the filing of a claim for the unpaid balance of its or his Notes in the form required in those proceedings.

                  SECTION 8.11. This Article Not To Prevent Events of Default.
                                ---------------------------------------------

                  The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Eight shall not be construed as preventing the occurrence of an Event of Default specified in clause (a) or (b) of Section 5.1.

                  SECTION 8.12. Trustee's Compensation Not Prejudiced.
                                -------------------------------------

                  Nothing in this Article Eight shall apply to amounts due to the Trustee pursuant to other sections in the Indenture or this Supplemental Indenture.

                  SECTION 8.13. No Waiver of Guarantee Subordination Provisions.
                                -----------------------------------------------

                  Without in any way limiting the generality of Section 8.9, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article Eight or the obligations hereunder of the Holders of the Notes to the holders of Guarantor Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding or secured;
(b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (c) release any Person liable in any manner for the collection of Guarantor Senior Indebtedness; and (d) exercise or refrain from exercising any rights against any Guarantor and any other Person.

                  SECTION 8.14. Payments May Be Paid Prior to Dissolution.
                                -----------------------------------------

                  Nothing contained in this Article Eight or elsewhere in the Indenture or this Supplemental Indenture shall prevent (i) a Guarantor, except under the conditions described in Section 8.2, from making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Notes, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 8.2(b) or in
Section 8.6. The Guarantors shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Guarantor.

                                  ARTICLE NINE

                            MISCELLANEOUS PROVISIONS
                            ------------------------

                  SECTION 9.1.  Ratification of Indenture.
                                -------------------------

                  Except as expressly modified or amended hereby, the Indenture continues in full force and effect and is in all respects confirmed and preserved.

                  SECTION 9.2.  Governing Law.
                                -------------

                  This Supplemental Indenture, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions.

                  SECTION 9.3.  Counterparts.
                                ------------

                  This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                                   ARTICLE TEN

                                   GUARANTEES
                                   ----------

                  The following provisions of this Article Ten apply to the Notes (but not with respect to any other series of Debt Securities) and shall replace in its entirety Article Fourteen of the Indenture.

                  SECTION 10.1. Guarantors' Guarantee.
                                ---------------------

                  For value received, each of the Guarantors, in accordance with this Article Ten, hereby absolutely, unconditionally and irrevocably guarantees, jointly and severally, to the Trustee and the Holders, as if the Guarantors were the principal debtor, the punctual payment and performance when due of all Indenture Obligations (which for purposes of this Guarantee shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of one counsel) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of this Guarantee).

                  SECTION 10.2. Continuing Guarantee; No Right of Set-Off;
                                ------------------------------------------
                                Independent Obligation.
                                ----------------------

                  (a) This Guarantee shall be a continuing guarantee of the payment and performance of all Indenture Obligations and shall remain in full force and effect until the payment in full of all of the Indenture Obligations and shall apply to and secure any ultimate balance due or remaining unpaid to the Trustee or the Holders; and this Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or from time to time of any sum of money for the time being due or remaining unpaid to the Trustee or the Holders. Each Guarantor, jointly and severally, covenants and agrees to comply with all obligations, covenants, agreements and provisions applicable to it in the Indenture and this Supplemental Indenture including those set forth in Article Six. Without limiting the generality of the foregoing, each of the Guarantors' liability shall extend to all amounts which constitute part of the Indenture Obligations and would be owed by the Company under this Supplemental Indenture, the Indenture and the Notes but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

                  (b) Each Guarantor, jointly and severally, hereby guarantees that the Indenture Obligations will be paid to the Trustee without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise) in lawful currency of the United States of America.

                  (c) Each Guarantor, jointly and severally, guarantees that the Indenture Obligations shall be paid strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the holders of the Notes.

                  (d) Each Guarantor's liability to pay or perform or cause the performance of the Indenture Obligations under this Guarantee shall arise forthwith after demand for payment or performance by the Trustee has been given to the Guarantors in the manner prescribed in Section 3.9 of the Indenture.

                  (e) Except as provided herein, the provisions of this Article Ten cover all agreements between the parties hereto relative to this Guarantee and none of the parties shall be bound by any representation, warranty or promise made by any Person relative thereto which is not embodied herein; and it is specifically acknowledged and agreed that this Guarantee has been delivered by each Guarantor free of any conditions whatsoever and that no representations, warranties or promises have been made to any Guarantor affecting its liabilities hereunder, and that the Trustee shall not be bound by any representations, warranties or promises now or at any time hereafter made by the Company to any Guarantor.

                  SECTION 10.3. Guarantee Absolute.
                                ------------------

                  The obligations of the Guarantors hereunder are independent of the obligations of the Company under the Notes and this Supplemental Indenture and a separate action or actions may be brought and prosecuted against any Guarantor whether or not an action or proceeding is brought against the Company and whether or not the Company is joined in any such action or proceeding. The liability of the Guarantors hereunder is irrevocable, absolute and unconditional and (to the extent permitted by law) the liability and obligations of the Guarantors hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by:

                  (a) any defect or lack of validity or enforceability in respect of any Indebtedness or other obligation of the Company or any other Person under this Supplemen-
          tal Indenture, the Indenture or the Notes, or any agreement or instrument relating to any of the foregoing;

               (b) any grants of time, renewals, extensions, indulgences, releases, discharges or modifications which the Trustee or the Holders may extend to, or make with, the Company, any Guarantor or any other Person, or any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of, or any consent to or departure from, this Supplemental Indenture, the Indenture or the Notes, including any increase or decrease in the Indenture Obligations;

               (c) the taking of security from the Company, any Guarantor or any other Person, and the release, discharge or alteration of, or other dealing with, such security;

               (d) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Indenture Obligations and the obligations of any Guarantor hereunder;

               (e) the abstention from taking security from the Company, any Guarantor or any other Person or from perfecting, continuing to keep perfected or taking advantage of any security;

               (f) any loss, diminution of value or lack of enforceability of any security received from the Company, any Guarantor or any other Person, and including any other guarantees received by the Trustee;

               (g) any other dealings with the Company, any Guarantor or any other Person, or with any security;

               (h) the Trustee's or the Holders' acceptance of compositions from the Company or any Guarantor;

               (i) the application by the Holders or the Trustee of all monies at any time and from time to time received from the Company, any Guarantor or any other Person on account of any indebtedness and liabilities owing by the Company or any Guarantor to the Trustee or the Holders, in such manner as the Trustee or the Holders deems best and the changing of such application in whole or in part and at any time or from time to time, or any manner of application of collateral, or proceeds thereof, to all or any of the Indenture Obligations, or the manner of sale of any Collateral;

                    (j) the release or discharge of the Company or any Guarantor of the Notes or of any Person liable directly as surety or otherwise by operation of law or otherwise for the Notes, other than an express release in writing given by the Trustee, on behalf of the Holders, of the liability and obligations of any Guarantor hereunder;

                    (k) any change in the name, business, capital structure or governing instrument of the Company or any Guarantor or any refinancing or restructuring of any of the Indenture Obligations;

                    (l) the sale of the Company's or any Guarantor's business or any part thereof;

                    (m) subject to Section 10.14, any merger or consolidation, arrangement or reorganization of the Company, any Guarantor, any Person resulting from the merger or consolidation of the Company or any Guarantor with any other Person or any other successor to such Person or merged or consolidated Person or any other change in the corporate existence, structure or ownership of the Company or any Guarantor;

                    (n) the insolvency, bankruptcy, liquidation, winding-up,
               dissolution, receivership or distribution of the assets of the Company or its assets or any resulting discharge of any obligations of the Company (whether voluntary or involuntary) or of any Guarantor or the loss of corporate existence;

                    (o) subject to Section 10.14, any arrangement or plan of
               reorganization affecting the Company or any Guarantor;

                    (p) any other circumstance (including any statute of
               limitations) that might otherwise constitute a defense available to, or discharge of, the Company or any Guarantor; or

                    (q) any modification, compromise, settlement or release by the Trustee, or by operation of law or otherwise, of the Indenture Obligations or the liability of the Company or any other obligor under the Notes, in whole or in part, and any refusal of payment by the Trustee, in whole or in part, from any other obligor or other guarantor in connection with any of the Indenture Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, each of the Guarantors.

                    SECTION 10.4. Right To Demand Full Performance.
                                  --------------------------------

                    In the event of any demand for payment or performance by the Trustee from any Guarantor hereunder, the Trustee or the Holders shall have the right to demand its full claim and to receive all dividends or other payments in respect thereof until the Indenture Obligations have been paid in full, and the Guarantors shall continue to be jointly and severally liable hereunder for any balance which may be owing to the Trustee or the Holders by the Company under this Supplemental Indenture, the Indenture and the Notes. The retention by the Trustee or the Holders of any security, prior to the realization by the Trustee or the Holders of its rights to such security upon foreclosure thereon, shall not, as between the Trustee and any Guarantor, be considered as a purchase of such security, or as payment, satisfaction or reduction of the Indenture Obligations due to the Trustee or the Holders by the Company or any part thereof.

                    SECTION 10.5. Waivers.
                                  -------

                    (a) Each Guarantor hereby expressly waives (to the extent permitted by law) notice of the acceptance of this Guarantee and notice of the existence, renewal, extension or the non-performance, non-payment, or non-observance on the part of the Company of any of the terms, covenants, conditions and provisions of this Supplemental Indenture, the Indenture or the Notes or any other notice whatsoever to or upon the Company or such Guarantor with respect to the Indenture Obligations. Each Guarantor hereby acknowledges communication to it of the terms of this Supplemental Indenture, the Indenture and the Notes and all of the provisions therein contained and consents to and approves the same. Each Guarantor hereby expressly waives (to the extent permitted by law) diligence, presentment, protest and demand for payment.

                    (b) Without prejudice to any of the rights or recourses which the Trustee or the Holders may have against the Company, each Guarantor hereby expressly waives (to the extent permitted by law) any right to require the Trustee or the Holders to:

                    (i) initiate or exhaust any rights, remedies or recourse against the Company, any Guarantor or any other Person;

                    (ii) value, realize upon, or dispose of any security of the Company or any other Person held by the Trustee or the Holders; or

                    (iii) initiate or exhaust any other remedy which the Trustee or the Holders may have in law or equity;

before requiring or becoming entitled to demand payment from such Guarantor under this Guarantee.

                    SECTION 10.6. The Guarantors Remain Obligated in Event the
                                  Company Is No Longer Obligated to Discharge
                                  Indenture Obligations.
                                  ----------------------------------------------

                    It is the express intention of the Trustee and the Guarantors that if for any reason the Company has no legal existence, is or becomes under no legal obligation to discharge the Indenture Obligations owing to the Trustee or the Holders by the Company or if any of the Indenture Obligations owing by the Company to the Trustee or the Holders becomes irrecoverable from the Company by operation of law or for any reason whatsoever, this Guarantee and the covenants, agreements and obligations of the Guarantors contained in this Article Ten shall nevertheless be binding upon the Guarantors, as principal debtor, until such time as all such Indenture Obligations have been paid in full to the Trustee and all Indenture Obligations owing to the Trustee or the Holders by the Company have been discharged, or such earlier time as
Section 4.1 shall apply to the Notes and the Guarantors shall be responsible for the payment thereof to the Trustee or the Holders upon demand.

                    SECTION 10.7. Fraudulent Conveyance; Subrogation.
                                  ----------------------------------

                    (a) Any term or provision of this Guarantee to the contrary notwithstanding, the aggregate amount of the Indenture Obligations guaranteed hereunder shall be reduced to the extent necessary to prevent this Guarantee from violating or becoming voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                    (b) Each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including without limitation, any such right arising under federal bankruptcy law) or otherwise by reason of any payment by it pursuant to the provisions of this Article Ten.

                    SECTION 10.8. Guarantee Is in Addition to Other Security.
                                  ------------------------------------------

                    This Guarantee shall be in addition to and not in substitution for any other guarantees or other security which the Trustee may now or hereafter hold in respect of the Indenture Obligations owing to the Trustee or the Holders by the Company and (except as may be required by law) the Trustee shall be under no obligation to marshal in favor of each of the Guarantors any other guarantees or other security or any moneys or other assets which the Trustee may be entitled to receive or upon which the Trustee or the Holders may have a claim.

                    SECTION 10.9. Release of Security Interests.
                                  -----------------------------

                    Without limiting the generality of the foregoing and except as otherwise provided in this Supplemental Indenture, each Guarantor hereby consents and agrees, to the fullest extent permitted by applicable law, that the rights of the Trustee hereunder, and the liability of the Guarantors hereunder, shall not be affected by any and all releases for any purpose of any collateral, if any, from the Liens and security interests created by any collateral document and that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indenture Obligations is rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

                    SECTION 10.10. No Bar to Further Actions.
                                   -------------------------

                    Except as provided by law, no action or proceeding brought or instituted under Article Ten and this Guarantee and no recovery or judgment in pursuance thereof shall be a bar or defense to any further action or proceeding which may be brought under Article Ten and this Guarantee by reason of any further default or defaults under Article Ten and this Guarantee or in the payment of any of the Indenture Obligations owing by the Company.

                    SECTION 10.11. Failure To Exercise Rights Shall Not Operate
                                   as a Waiver; No Suspension of Remedies.
                                   ---------------------------------------------

                    (a) No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this Article Ten and this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity.

                    (b) Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Notes pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law.

                    SECTION 10.12. Trustee's Duties; Notice to Trustee.
                                   -----------------------------------

                    (a) Any provision in this Article Ten or elsewhere in this Supplemental Indenture or the Indenture allowing the Trustee to request any information or to take any action authorized by, or on behalf of any Guarantor, shall be permissive and shall not be obligatory on the Trustee except as the Holders may direct in accordance with the provisions of this Supplemental Indenture and the Indenture or where the failure of the Trustee to request any such information or to take any such action arises from the Trustee's negligence or willful misconduct.

                    (b) The Trustee shall not be required to inquire into the existence, powers or capacities of the Company, any Guarantor or the officers, directors or agents acting or purporting to act on their respective behalf.

                    SECTION 10.13. Successors and Assigns.
                                   ----------------------

                    All terms, agreements and conditions of this Article Ten shall extend to and be binding upon each Guarantor and its successors and permitted assigns and shall inure to the benefit of and may be enforced by the Trustee and its successors and assigns; provided, however, that the Guarantors may not assign any of their rights or obligations hereunder other than in accordance with Article Six.

                    SECTION 10.14. Release of Guarantee.
                                   --------------------

                    Concurrently with the payment in full of all of the Indenture Obligations, the Guarantors shall be released from and relieved of their obligations under this Article Ten. Upon the delivery by the Company to the Trustee of an Officer's Certificate and, if requested by the Trustee, an Opinion of Counsel to the effect that the transaction giving rise to the release of this Guarantee was made by the Company in accordance with the provisions of this Supplemental Indenture and the Notes, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantors from their obligations under this Guarantee. If any of the Indenture Obligations are revived and reinstated after the termination of this Guarantee, then all of the obligations of the Guarantors under this Guarantee shall be revived and reinstated as if this Guarantee had not been terminated until such time as the In-denture Obligations are paid in full, and each Guarantor shall enter into an amendment to this Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.

                    This Guarantee shall terminate with respect to each Guarantor and shall be automatically and unconditionally released and discharged as provided in Section 3.10.

                    SECTION 10.15. Execution of Guarantee.
                                   ----------------------

                    To evidence the Guarantee, each Guarantor hereby agrees to execute the guarantee substantially in the form set forth in Exhibit C hereto, to be endorsed on each Note authenticated and delivered by the Trustee and that this Supplemental Indenture and the Indenture shall be executed on behalf of each Guarantor by its Chairman of the Board, its President, its Chief Operating Officer, its Chief Financial Officer, its Treasurer, one of its Vice Presidents, or one of its other officers (or officer's of the Company) or any other person (through power of attorney or otherwise) in each case duly authorized by such Guarantor's board of directors, and attested by an authorized officer. The signature of any of these officers on the Notes may be manual or facsimile.

                                 ARTICLE ELEVEN

                             SUPPLEMENTAL INDENTURES
                             -----------------------

                    The following provisions of this Article Eleven apply to the Notes (but not with respect to any other series of Debt Securities) and shall replace in their entirety Sections 12.1 and 12.2 of the Indenture. To the extent this Article Eleven is inconsistent with or conflicts with any provisions of Article Twelve in the Indenture the provisions of this Article Eleven shall govern.

                    SECTION 11.1. Supplemental Indentures and Agreements Without
                                  Consent of Holders.
                                  ----------------------------------------------

                    Without the consent of any Holders, the Company and the Guarantors, if any, when authorized by a Certified Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or agreements or other instruments with respect to any Guarantee, in form and substance satisfactory to the Trustee, for any of the following purposes:

               (a) to evidence the succession of another Person to the Company, any Guarantor or any other obligor upon the Notes, and the assumption by any such successor of the covenants of the Company or such Guarantor or obligor herein and in the Notes and in any Guarantee;

               (b) to add to the covenants of the Company, any Guarantor or any other obligor upon the Notes for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company, any Guarantor or any other obligor upon the Notes, as applicable, herein, in the Notes or in any Guarantee;

               (c) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, in the Notes or in any Guarantee, or to make any other provisions with respect to matters or questions arising under this Supplemental Indenture, the Indenture, the Notes or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interests of the Holders;

               (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Supplemental Indenture and the Indenture under the Trust Indenture Act, as contemplated by
          Section 12.4 of the Indenture or otherwise;

               (e) to add a Guarantor pursuant to the requirements of Section 3.10;

               (f) to evidence and provide the acceptance of the appointment of a successor trustee hereunder; or

               (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Indenture Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Supplemental Indenture, the Indenture or otherwise.

                  SECTION 11.2. Supplemental Indentures and Agreements with Consent of Holders.
                                    -------------------------------------------

                  With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, by act of said Holders delivered to the Company, each Guarantor, if any, and the Trustee, the Company and each Guarantor (if a party thereto) when authorized by a Certified Resolution, and the Trustee, may enter into an indenture or indentures supplemental hereto or agreements or other instruments with respect to any Guarantee in form and substance satisfactory to the Trustee, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Supplemental Indenture or the Indenture or of modifying in any manner the rights of the Holders under this Supplemental Indenture, the Indenture, the Notes or any Guarantee; provided, however, that no such supplemental indenture, agreement or instrument shall, without the consent of the Holder of each Outstanding Note affected thereby:

                  (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date thereof);

                  (b) amend, change or modify the obligation of the Company to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with Section 3.9 or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 3.11, including amending, changing or modifying any definitions with respect thereto;

                  (c) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Supplemental Indenture or the Indenture or certain defaults hereunder and their consequences provided for in this Supplemental Indenture or the Indenture or with respect to any Guarantee;

                  (d) modify any of the provisions of this Section 11.2, Section
         7.5 of the Indenture or Section 3.17 of this Supplemental Indenture, except to increase any such percentage or to provide that certain other provisions of this Supplemental Indenture or the Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby;

                  (e) except as otherwise permitted under Article Six, consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations under this Supplemental Indenture or the Indenture; or

                  (f) amend or modify any of the provisions of this Supplemental Indenture or the Indenture relating to the subordination of the Notes or any Guarantee in any manner adverse to the Holders of the Notes or any Guarantee.

                  Upon the written request of the Company and each Guarantor, if any, accompanied by a copy of a Certified Resolution authorizing the execution of any such supplemental indenture or Guarantee, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company and each Guarantor in the execution of such supplemental indenture or Guarantee.

                  It shall not be necessary for any act of Holders under this
Section 11.2 to approve the particular form of any proposed supplemental indenture or Guarantee or agreement or instrument relating to any Guarantee, but it shall be sufficient if such act shall approve the substance thereof.

                  SECTION 11.3.     Effect on Senior Indebtedness.
                                    -----------------------------

                  No supplemental indenture shall adversely affect the rights under Articles Seven and Eight hereof, or any definitions or provisions related thereto, or the Guarantees of any holder of Senior Indebtedness or Senior Guarantor Indebtedness unless the requisite holders of each issue of Senior Indebtedness or Senior Guarantor Indebtedness affected thereby shall have consented to such supplemental indenture.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first written above.

                                       CONSTELLATION BRANDS, INC.


                                       By: /s/ Thomas S. Summer
                                          -------------------------------------
                                          Name:   Thomas S. Summer
                                          Title:  Executive Vice President and
                                                  Chief Financial Officer

                                       ALLBERRY, INC.


                                       By: /s/ Thomas S. Summer
                                          -------------------------------------
                                          Name:   Thomas S. Summer
                                          Title:  Vice President and Treasurer


                                       BARTON BEERS, LTD.


                                       By: /s/ Thomas S. Summer
                                          -------------------------------------
                                          Name:   Thomas S. Summer
                                          Title:  Vice President

                                       BARTON BRANDS, LTD.


                                       By: /s/ Thomas S. Summer
                                          -------------------------------------
                                          Name:   Thomas S. Summer
                                          Title:  Vice President

                                       BARTON BRANDS OF CALIFORNIA, INC.


                                       By: /s/ Thomas S. Summer
                                          -------------------------------------
                                          Name:   Thomas S. Summer
                                          Title:  Vice President

                                       BARTON BRANDS OF GEORGIA, INC.


                                       By: /s/ Thomas S. Summer
                                          -------------------------------------
                                          Name:   Thomas S. Summer
                                          Title:  Vice President

                                       BARTON CANADA, LTD.


                                       By: /s/ Thomas S. Summer
                                          -------------------------------------
                                          Name:   Thomas S. Summer
                                          Title:  Vice President

                                       BARTON DISTILLERS IMPORT CORP.


                                       By: /s/ Thomas S. Summer
                                          -------------------------------------
                                          Name:   Thomas S. Summer
                                          Title:  Vice President

                                       BARTON FINANCIAL CORPORATION


                                       By: /s/ Thomas S. Summer
                                          -------------------------------------
                                          Name:   Thomas S. Summer
                                          Title:  Vice President

                                       BARTON INCORPORATED


                                       By: /s/ Thomas S. Summer
                                          -------------------------------------
                                          Name:   Thomas S. Summer
                                          Title:  Vice President

                                       BATAVIA WINE CELLARS, INC.

                                      By: /s/ Thomas S. Summer
                                         -------------------------------------
                                         Name:   Thomas S. Summer
                                         Title:  Treasurer

                                      CANANDAIGUA B.V.


                                      By: /s/ Thomas S. Summer
                                         -------------------------------------
                                         Name:   Thomas S. Summer
                                         Title:  Authorized Representative

                                      CANANDAIGUA EUROPE LIMITED


                                      By: /s/ Thomas S. Summer
                                         -------------------------------------
                                         Name:   Thomas S. Summer
                                         Title:  Treasurer

                                      CANANDAIGUA LIMITED


                                      By: /s/ Thomas S. Summer
                                         -------------------------------------
                                         Name:   Thomas S. Summer
                                         Title:  Finance Director (Principal
                                                 Financial Officer and Principal
                                                 Accounting Officer)

                                      CANANDAIGUA WINE COMPANY, INC.


                                      By: /s/ Thomas S. Summer
                                         -------------------------------------
                                         Name:   Thomas S. Summer
                                         Title:  Treasurer

                                      CLOUD PEAK CORPORATION

                                       By: /s/ Thomas S. Summer
                                          -------------------------------------
                                          Name:   Thomas S. Summer
                                          Title:  Vice President and Treasurer

                                       FRANCISCAN VINEYARDS, INC.


                                       By: /s/ Thomas S. Summer
                                          -------------------------------------
                                          Name:   Thomas S. Summer
                                          Title:  Vice President and Treasurer

                                       M.J. LEWIS CORP.


                                       By:  /s/ Thomas S. Summer
                                          -------------------------------------
                                          Name:   Thomas S. Summer
                                          Title:  Vice President and Treasurer

                                       MT. VEEDER CORPORATION


                                       By: /s/ Thomas S. Summer
                                          -------------------------------------
                                          Name:   Thomas S. Summer
                                          Title:  Vice President and Treasurer

                                       MONARCH IMPORT COMPANY

                                       By: /s/ Thomas S. Summer
                                          -------------------------------------
                                          Name:   Thomas S. Summer
                                          Title:  Vice President

                                       POLYPHENOLICS, INC.


                                       By: /s/ Thomas S. Summer
                                          -------------------------------------
                                          Name:   Thomas S. Summer
                                          Title:  Vice President and Treasurer

                                       RAVENSWOOD WINERY, INC.


                                       By: /s/ Thomas S. Summer
                                          -------------------------------------
                                          Name:   Thomas S. Summer
                                          Title:  Vice President and Treasurer

                                       ROBERTS TRADING CORP.


                                       By: /s/ Thomas S. Summer
                                          -------------------------------------
                                          Name:   Thomas S. Summer
                                          Title:  President and Treasurer

                                       STEVENS POINT BEVERAGE CO.


                                       By: /s/ Thomas S. Summer
                                          -------------------------------------
                                          Name:   Thomas S. Summer
                                          Title:  Vice President

                                       BNY MIDWEST TRUST COMPANY,
                                         as Trustee

                                       By:_____________________________________
                                          Name:
                                          Title:

Attest:__________________________
       Name:
       Title:

                                                          Exhibit A to
                                                          Supplemental Indenture

                                 {Face of Note}

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.6 AND 2.13 OF THE INDENTURE AND SECTION 2.8 OF THE SUPPLEMENTAL INDENTURE./a/

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN./b/

____________________

/a/ Include this legend on any Global Security.

/b/ Include this legend on any Global Security issued to Cede & Co. as nominee of The Depository Trust Company.

                           CONSTELLATION BRANDS, INC.

                                 _______________

                    8 1/8% SENIOR SUBORDINATED NOTE DUE 2012


                                                             CUSIP NO. 21036PAC2


No.                                                                       $

     CONSTELLATION BRANDS, INC., a Delaware corporation (herein called the "Company," which term includes any successor Person under the Indenture
hereinafter referred to), for value received, hereby promises to pay to    or
registered assigns, the principal sum of    United States dollars on January 15,
2012, at the office or agency of the Company referred to below, and to pay interest thereon from January 23, 2002, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15, in each year, commencing July 15, 2002 at the rate of 8 1/8% per annum, in United States dollars, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the regular record date for such interest, which shall be January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such regular record date, and may be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

       Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company, (i) in the case of a Global Security, by wire or book entry transfer to the Depository Trust Company or its nominee, or (ii) in all other cases, by check mailed to the address of the Person entitled thereto as such address shall appear on the security register. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

       Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

       This Note is entitled to the benefits of Guarantees by each of the Guarantors of the punctual payment when due of the Indenture Obligations made in favor of the Trustee for the benefit of the Holders. Reference is hereby made to Article Ten of the Supplemental Indenture for a statement of the respective rights, limitations of rights, duties and obligations under the Guarantees of each of the Guarantors.

       Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

       IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers.

Dated:
                                                     CONSTELLATION BRANDS, INC.


                                                     By:________________________
                                                        Name:
                                                        Title:


Attest:

__________________________
Authorized Officer

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the 8 1/8% Senior Subordinated Notes due 2012 referred to in the within-mentioned Indenture.

                                      As Trustee, BNY MIDWEST TRUST
                                         COMPANY

                                      By:_____________________________
                                         Name:
                                         Title:

                                {Reverse of Note}

                           CONSTELLATION BRANDS, INC.

                    8 1/8% SENIOR SUBORDINATED NOTE DUE 2012


     This Note is one of a duly authorized issue of Notes of the Company designated as its 8 1/8% Senior Subordinated Notes due 2012 (herein called the "Notes"), issued under an Indenture dated as of February 25, 1999, among the Company, the Guarantors and BNY Midwest Trust Company, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture (as defined), as supplemented by Supplemental Indenture No. 3 dated as of August 6, 1999 and Supplemental Indenture No. 6 dated as of August 21, 2001 (the "Base Indenture"), and as further supplemented by Supplemental Indenture No. 7 dated as of January 23, 2002 (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

     The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Notes or (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

     The Indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture), whether outstanding on the date of the Indenture or thereafter, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (C) appoints the Trustee his attorney-in-fact for such purpose; provided, however, that, subject to Section 4.4 of the Supplemental Indenture, the Indebtedness evidenced by this Note shall cease to be so subordinate and subject in right of payment upon any defeasance of this Note referred to in clause (a) or (b) of the preceding paragraph.

          The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after January 15, 2007, at the redemption prices (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant regular record dates to receive interest due on the relevant Interest Payment Dates), if redeemed during the 12-month period beginning January 15 of the years indicated below:

                                                        Redemption
             Year                                       Price
             ----
       2007........................................     104.063%
       2008........................................     102.708%
       2009........................................     101.354%
       2010 and thereafter.........................     100.000%

          In addition, at any time and from time to time prior to January 15, 2005, the Company may redeem in the aggregate up to 35% of the originally issued aggregate principal amount of the Notes with the net cash proceeds of one or more Public Equity Offerings by the Company at a redemption price in cash equal to 108.125% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date); provided, however, that at least 65% of the originally issued aggregate principal amount of the Notes must remain outstanding immediately after giving effect to each such redemption (excluding any Notes held by the Company or any of its Affiliates). Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Public Equity Offering of the Company.

          Upon the occurrence of a Change of Control, each Holder may require the Company to repurchase all or a portion of such Holder's Notes in an amount of $1,000 or integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase.

          Under certain circumstances, in the event the Net Cash Proceeds received by the Company from any Asset Sale, which proceeds are not used to repay Senior Indebtedness or invested in properties or assets used in the businesses of the Company or reasonably related thereto, exceeds a specified amount the Company will be required to apply such proceeds to the repayment of the Notes and certain indebtedness ranking pari passu to the Notes.

     In the case of any redemption or repurchase of Notes in accordance with the Indenture, interest installments whose Stated Maturity is on or prior to the redemption date will be available to the Holders of such Notes of record as of the close of business on the relevant regular record date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the date of redemption.

     In the event of redemption or repurchase of this Note in accordance with the Indenture in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default shall occur and be continuing, the principal amount of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Guarantors and the Holders under the Indenture and the Notes and the Guarantees at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and the Notes and the Guarantees and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, any Guarantor or any other obligor on the Notes (in the event such Guarantor or other obligor is obligated to make payments in respect of the Notes), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed, subject to the subordination provisions of the Indenture.

     If this Note is in certificated form, then as provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the security register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the security registrar designated in accordance with Section 4.2 of the Indenture duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     If this Note is a Global Security, it is exchangeable for a Note in certificated form as provided in the Indenture and in accordance with the rules and procedures of the Trustee and the Depositary. In addition, certificated securities shall be transferred to all beneficial holders in exchange for their beneficial interests in the Global Security if (x) the Depositary notifies the Company that it is unwilling or unable to continue as depository for the Global Security and a successor depository is not appointed by the Company within 90 days or (y) there shall have occurred and be continuing an Event of Default and any security registrar designated in accordance with Section 4.2 of the Indenture has received a request from the Depositary. Upon any such issuance, the Trustee is required to register such certificated Notes in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof).

     The Notes in certificated form are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

     No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to and at the time of due presentment of this Note for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name this
Note is registered as the owner hereof for all purposes, whether or not this
Note is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

     All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                             FORM OF TRANSFER NOTICE
                             -----------------------

I or we assign and transfer this Note to:

Please insert social security or other identifying number of assignee

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Print or type name, address and zip code of assignee and irrevocably appoint____

(Agent), to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Dated____________________________________            Signed_____________________

(Sign exactly as name appears on the other side of this Note)

{Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17 Ad-15}

                                                                       EXHIBIT B
                                                                       ---------
                                INTERCOMPANY NOTE

                                                                      ----------


                  Evidences of all loans or advances ("Loans") made hereunder shall be reflected on the grid attached hereto. FOR VALUE RECEIVED, __________, a __________ corporation (the "Maker"), HEREBY PROMISES TO PAY ON DEMAND to the order of __________ (the "Holder") the principal sum of the aggregate unpaid principal amount to all Loans (plus accrued interest thereon) at any time and from time to time made hereunder which has not been previously paid.

                  All capitalized terms used herein that are defined in, or by reference in, the Indenture among Constellation Brands, Inc., a Delaware corporation (the "Company"), the Guarantors party thereto and BNY Midwest Trust Company, as trustee, dated as of February 25, 1999, Supplemental Indenture No. 3 dated as of August 6, 1999, Supplemental Indenture No. 6 dated as of August 21, 2001 and by Supplemental Indenture No. 7 dated as of January 23, 2002 (the "Indenture"), have the meanings assigned to such terms therein, or by reference therein, unless otherwise defined.

                                    ARTICLE I

                           TERMS OF INTERCOMPANY NOTE

                  Section 1.01  Note Forgivable. Unless the Maker of the Loan
                                ---------------
hereunder is either of the Company or any Guarantor, the Holder may not forgive any amounts owing under this intercompany note.

                  Section 1.02  Interest:  Prepayment. (a) The interest rate
                                ---------------------
("Interest Rate") on the Loans shall be a rate per annum reflected on the grid attached hereto.

                  (b) The interest, if any, payable on each of the Loans shall accrue from the date such Loan is made and, subject to Section 2.01, shall be payable upon demand of the Holder.

                  (c) If the principal or accrued interest, if any, of the Loans is not paid on the date demand is made, interest on the unpaid principal and interest will accrue at a rate equal to the Interest Rate, if any, plus 100 basis points per annum from maturity until the principal and interest on such Loans are fully paid.

                  (d) Subject to Section 2.01, any amounts hereunder may be prepaid at any time by the Maker.

                  Section 1.03  Subordination. All loans made to either of the
                                -------------
Company or any Guarantor shall be subordinated in right of payment to the payment and performance of the obligations of the Company and any Subsidiary under the Indenture, the Notes, the Guarantees or any other Indebtedness ranking senior to or pari passu with the Notes, or any Guarantees, including, without limitation, any Indebtedness incurred under the Credit Agreement; provided that
                                                                  --------
with respect to a Subsidiary in any specific instance, such Subsidiary is also an obligor under the Indenture, the Notes, a Guarantee or such other senior or pari passu Indebtedness, as the case may be, whether as a borrower, guarantor or pledgor of collateral.

                                   ARTICLE II

                                EVENTS OF DEFAULT

                  Section 2.01 Events of Default. If after the date of issuance
                               -----------------
of this Loan (i) an Event of Default has occurred under the Indenture, (ii) an "Event of Default" (as defined) has occurred under the Credit Agreement, or any refinancing of the Credit Agreement or (iii) an "event of default" (as defined) has occurred on any other Indebtedness of the Company or any Guarantor, then (x) in the event the Maker is not either one of the Company or a Guarantor, all amounts owing under the Loans hereunder shall be immediately due and payable to the Holder, and (y) in the event the Maker is either the Company or a Guarantor, the amounts owing under the Loans hereunder shall not be due and payable; provided, however, that if such Event of Default or event of default has been
--------  -------
waived, cured or rescinded, such amounts shall no longer be due and payable in the case of clause (x), and such amounts may be payable in the case of clause
(y). If the Holder is a Subsidiary, then the Holder hereby agrees that if it receives any payments or distributions on any Loan from the Company or a Guarantor which is not payable pursuant to clause (y) of the prior sentence after any Event of Default or event or default described in clauses (i), (ii) or
(iii) above has occurred, is continuing and has not been waived, cured or rescinded, it will pay over and deliver forthwith to the Company or such Guarantor, as the case may be, all such payments and distributions.

                                   ARTICLE III

                                  MISCELLANEOUS

                  Section 3.01 Amendments, Etc. No amendment or waiver of any
                               ---------------
provision of this intercompany note, or consent to depart herefrom is permitted at any time for any reason, except with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes.

                  Section 3.02 Assignment. No party to this Agreement may
                               ----------
assign, in whole or in part, any of its rights and obligations under this intercompany note, except to its legal successor in interest.

                  Section 3.03 Third Party Beneficiaries. The holders of the
                               -------------------------
Notes or any other Indebtedness ranking pari passu with or senior to, the Notes or any Guarantees, including without limitation, any Indebtedness incurred under the Credit Agreement, shall be third party beneficiaries to this intercompany note and shall have the right to enforce this intercompany note against the Company or any of its Subsidiaries.

                  Section 3.04 Headings. Article and Section headings in this
                               --------
intercompany note are included for convenience of reference only and shall not constitute a part of this intercompany note for any other purpose.

                  Section 3.05 Entire Agreement. This intercompany note sets
                               ----------------
forth the entire agreement of the parties with respect to its subject matter and supersedes all previous understandings, written or oral, in respect thereof.

                  Section 3.06 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED
                               -------------
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

                  Section 3.07 Waivers. The Maker hereby waives presentment,
                               -------
demand for payment, notice of protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement hereof.

                                      By:______________________________________
                                         Name:
                                         Title:

                BORROWINGS, MATURITIES, AND PAYMENTS OF PRINCIPAL


                                            Amount
             Amount of     Maturity of     Principal     Unpaid
             Borrowing/    Borrowing/       Paid or     Principal    Notation
    Date     Principal     Principal       Prepaid       Balance      Made By
    ----     ---------     -----------     ---------    ---------    --------

                                                                       EXHIBIT C
                                                                       ---------

                                   GUARANTEES

     For value received, each of the undersigned hereby unconditionally guarantees, jointly and severally, to the holder of this Note the payment of principal of, premium, if any, and interest on this Note upon which these Guarantees are endorsed in the amounts and at the time when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note and Article Ten of the Supplemental Indenture. These Guarantees will not become effective until the Trustee duly executes the certificate of authentication on this Note.

     The Indebtedness evidenced by these Guarantees are, to the extent and in the manner provided in the Supplemental Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Guarantor Indebtedness (as defined in the Supplemental Indenture), whether Outstanding on the date of the Supplemental Indenture or thereafter, and these Guarantees are issued subject to such provisions.

Dated:____________________________

                                            ALLBERRY, INC.


Attest:___________________________          By:_________________________________
       Authorized Officer                      Name:
                                               Title:


                                            BARTON BEERS, LTD.


Attest:___________________________          By:_________________________________
       Authorized Officer                      Name:
                                               Title:

                                                  BARTON BRANDS, LTD.

Attest:  _____________________________________    By: _______________________
         Authorized Officer                           Name:
                                                      Title:

                                                  BARTON BRANDS OF CALIFORNIA,
                                                   INC.

Attest:  _____________________________________    By: _______________________
         Authorized Officer                           Name:
                                                      Title:

                                                  BARTON BRANDS OF GEORGIA,
                                                   INC.

Attest:  _____________________________________    By: _______________________
         Authorized Officer                           Name:
                                                      Title:

                                                  BARTON CANADA, LTD.

Attest:  _____________________________________    By: _______________________
         Authorized Officer                           Name:
                                                      Title:

                                                  BARTON DISTILLERS IMPORT CORP.

Attest:  _____________________________________    By: _______________________
         Authorized Officer                           Name:
                                                      Title:

                                                    BARTON FINANCIAL CORPORATION

Attest:  _______________________________________    By: ________________________
         Authorized Officer                             Name:
                                                        Title:

                                                    BARTON INCORPORATED

Attest:  _______________________________________    By: ________________________
         Authorized Officer                             Name:
                                                        Title:

                                                    BATAVIA WINE CELLARS, INC.

Attest:  _______________________________________    By: ________________________
         Authorized Officer                             Name:
                                                        Title:

                                                    CANANDAIGUA B.V.

Attest:  _______________________________________    By: ________________________
         Authorized Officer                             Name:
                                                        Title:

                                                    CANANDAIGUA EUROPE LIMITED

Attest:  _______________________________________    By: ________________________
         Authorized Officer                             Name:
                                                        Title:

                                                  CANANDAIGUA LIMITED

Attest:   ___________________________________     By: __________________________
          Authorized Officer                          Name:
                                                      Title:

                                                  CANANDAIGUA WINE COMPANY, INC.

Attest:   ___________________________________     By: __________________________

          Authorized Officer                          Name:
                                                      Title:

                                                  CLOUD PEAK CORPORATION

Attest:   ___________________________________     By: __________________________
          Authorized Officer                          Name:
                                                      Title:

                                                  FRANCISCAN VINEYARDS, INC.

Attest:   ___________________________________     By: __________________________
          Authorized Officer                          Name:
                                                      Title:

                                                  M.J. LEWIS CORP.

Attest:   ___________________________________     By: __________________________
          Authorized Officer                          Name:
                                                      Title:

                                                      MT. VEEDER CORPORATION

Attest:   _____________________________________       By: ______________________
          Authorized Officer                              Name:
                                                          Title:

                                                      MONARCH IMPORT COMPANY

Attest:   _____________________________________       By: ______________________
          Authorized Officer                              Name:
                                                          Title:

                                                      POLYPHENOLICS, INC.

Attest:   _____________________________________       By: ______________________
          Authorized Officer                              Name:
                                                          Title:

                                                      RAVENSWOOD WINERY, INC.

Attest:   _____________________________________       By: ______________________
          Authorized Officer                              Name:
                                                          Title:

                                                      ROBERTS TRADING CORP.

Attest:   _____________________________________       By: ______________________
          Authorized Officer                              Name:
                                                          Title:

                                                      STEVENS POINT BEVERAGE CO.

Attest:   _____________________________________       By: ______________________
          Authorized Officer                              Name:
                                                          Title:
                                      C-6